                                                                   EXHIBIT 10(t)



                                   ABC, INC.
                           SAVINGS & INVESTMENT PLAN


                         (APRIL 1, 1998, RESTATEMENT)

                               TABLE OF CONTENTS


PREAMBLE...............................................................     1

ARTICLE I:    DEFINITIONS AND CONSTRUCTION.............................     2

     1.01      Definitions.............................................     2
     1.02      Construction............................................     8

ARTICLE II:   MEMBERSHIP...............................................    10

     2.01      Membership..............................................    10
     2.02      Duration of Membership..................................    10
     2.03      Reemployment............................................    10
     2.04      Enrollment..............................................    10
     2.05      Veterans' Benefits......................................    10

ARTICLE III:  COMPENSATION.............................................    11

     3.01      Compensation............................................    11
     3.02      Compensation Limit......................................    11

ARTICLE IV:   SERVICE..................................................    12

     4.01      Service.................................................    12
     4.02      Service of Part-Time Employees..........................    12
     4.03      Other Service-Crediting Provisions......................    12
     4.04      Interruption of Service.................................    12
     4.05      Leaves of Absence.......................................    13
     4.06      Employment With a Successor Company.....................    14
     4.07      Fractional Months of Service............................    14
     4.08      Non-duplication.........................................    14

ARTICLE V:    CONTRIBUTIONS............................................    15

     5.01      Pre-Tax Contributions...................................    15
     5.02      After-Tax Contributions.................................    15
     5.03      Change in Contribution Rate.............................    16
     5.04      Company Matching Contributions..........................    16
     5.05      Contributions Contingent on Deductibility...............    16
     5.06      Rollover Contributions..................................    16
     5.07      Return of Employer Contributions........................    17
     5.08      Two Separate Contracts..................................    17

ARTICLE VI:   LIMITATIONS ON CONTRIBUTIONS.............................    18

     6.01      Limit on Pre-Tax Contributions..........................    18
     6.02      Actual Deferral Percentage Test.........................    18
     6.03      Actual Contribution Percentage Test.....................    18
     6.04      Prohibition on Multiple Use.............................    18
     6.05      Maximum Contributions...................................    19
     6.06      Imposition of Limitations...............................    19
     6.07      Return of Excess Deferrals and Excess Contributions.....    19

ARTICLE VII:  INVESTMENTS AND ACCOUNTS.................................    24

     7.01      Trust and Trustee.......................................    24
     7.02      The Fund................................................    24
     7.03      Investment Funds........................................    24
               (1)  The Walt Disney Company Common Stock Fund..........    24
               (2)  Loan Fund..........................................    24
     7.04      Allocation of Contributions.............................    25
     7.05      Change in Allocation....................................    25
     7.06      Valuation...............................................    26
     7.07      Accounts................................................    26
     7.08      Risk of Loss............................................    26
     7.09      Interests in the Funds..................................    26
     7.10      Sole Source of Benefits.................................    26
     7.11      ERISA Section 404(c) Requirements.......................    27

ARTICLE VIII: VOTING OF AND TENDER OR EXCHANGE OFFERS FOR COMMON
     STOCK.............................................................    28
     8.01      Voting..................................................    28
     8.02      Tender and Exchange Offers..............................    28
     8.03      Conversions.............................................    30

ARTICLE IX:   VESTING..................................................    31

     9.01      Immediately Vested Accounts.............................    31
     9.02      Company Matching Account................................    31
     9.03      Forfeiture..............................................    31
     9.04      Old Company Matching Account............................    32

ARTICLE X:    LOANS....................................................    33

     10.01     Eligibility.............................................    33
     10.02     Application Procedure...................................    33
     10.03     Promissory Note.........................................    33
     10.04     Maximum Amount..........................................    33
     10.05     Minimum Amount..........................................    33
     10.06     Term....................................................    34
     10.07     Interest Rate...........................................    34
     10.08     Repayment...............................................    34
     10.09     Prepayment..............................................    34
     10.10     Security................................................    34
     10.11     Default.................................................    34
     10.12     Treatment as Investment.................................    34
     10.13     Ordering Rules..........................................    35
     10.14     Fees....................................................    35

ARTICLE XI:   WITHDRAWALS..............................................    36

     11.01     After-Tax Contribution Account..........................    36
     11.02     Pre-Tax Contribution Account............................    36
     11.03     Hardship Withdrawals....................................    36
     11.04     Notice..................................................    36
     11.05     Dollar Limitations......................................    37

     11.06     Priority of Accounts....................................    37
     11.07     Source of Funds.........................................    37
     11.08     Valuation...............................................    37
     11.09     Outstanding Loan........................................    38
     11.10     Inactive Employees......................................    38

ARTICLE XII:  DISTRIBUTIONS............................................    39

     12.01     Severance from Service Required.........................    39
     12.02     Notice Regarding Form and Payment of Distributions......    39
     12.03     Normal Form of Payment..................................    40
     12.04     Optional Forms of Payment...............................    40
     12.05     Mandatory Lump Sum......................................    41
     12.06     Distribution Date.......................................    42
     12.07     Death...................................................    42
     12.08     Designation of Beneficiary..............................    42
     12.09     Payment Medium..........................................    43
     12.10     Risk of Loss............................................    43
     12.11     Minimum Required Distributions..........................    43
     12.12     Direct Rollover.........................................    44

ARTICLE XIII: ADMINISTRATION...........................................    45

     13.01     Employee Benefits Committee.............................    45
     13.02     Chairman and Secretary..................................    45
     13.03     Committee Meetings and Votes............................    45
     13.04     Evidence of Action of the Committee.....................    45
     13.05     Records and Reports.....................................    45
     13.06     Powers and Duties of the Committee......................    45
     13.07     Professional Assistance.................................    45
     13.08     Allocation and Delegation of Committee Responsibilities.    45
     13.09     Compensation and Expenses...............................    45
     13.10     Investment Responsibilities.............................    45
     13.11     Plan Administrator......................................    47
     13.12     Multiple Fiduciary Capacities...........................    47

ARTICLE XIV:  BENEFIT CLAIMS PROCEDURE.................................    48

     14.01     Claims Procedure........................................    48
     14.02     Review Procedure........................................    48
     14.03     Required Information....................................    48

ARTICLE XV:   AMENDMENT, MERGER, AND TERMINATION OF THE PLAN...........    49

     15.01     Amendment of the Plan...................................    49
     15.02     Merger or Consolidation of the Plan.....................    49
     15.03     Termination of the Plan.................................    49
               (a)  Reservation of Right to Terminate..................    49
               (b)  Date of Termination................................    49
               (c)  Rights of Affected Members.........................    49
     15.04     Design Decisions........................................    49

ARTICLE XVI:  MISCELLANEOUS............................................    50

     16.01     Employment Rights Not Affected by Plan..................    50

     16.02     Booklets and Brochures Subject to Plan Provisions.......    50
     16.03     Doubt as to Identity....................................    50
     16.04     Liability Limited.......................................    50
     16.05     Overpayments............................................    50
     16.06     Incapacity..............................................    50
     16.07     Assignment and Liens....................................    51
               (a)  Nonalienability of Benefits........................    51
               (b)  Exception for Qualified Domestic Relations Orders..    51
                    (1)  Establishment of Procedures...................    51
                    (2)  Disposition of Benefits Pending Determination.    51
                    (3)  Multiple Spouses..............................    51
                    (4)  Restrictions on Distributions.................    51
               (c)  General Limitation.................................    51
     16.08     Withholding Taxes.......................................    52
     16.09     Titles and Headings Not to Control......................    52
     16.10     Notice of Process.......................................    52
     16.11     Nonreversion............................................    52
     16.12     Governing Law...........................................    52
     16.13     Interpretation of Plan and Trust........................    52
     16.14     Severability............................................    52
     16.15     Complete Statement of Plan..............................    52

ARTICLE XVII: TOP-HEAVY PLAN PROVISIONS................................    53

     17.01     Application of Article XVII.............................    53
     17.02     Definitions Concerning Top-Heavy Status.................    53
               (1)  Aggregation Group..................................    53
               (2)  Annual Compensation................................    53
               (3)  Company Plan.......................................    53
               (4)  Key Employee.......................................    53
               (5)  Required Aggregation Group.........................    53
               (6)  Top-Heavy..........................................    53
               (7)  Top-Heavy Determination Date.......................    53
               (8)  Top-Heavy Ratio....................................    53
               (9)  Top-Heavy Year.....................................    53
     17.03     Calculation of Top-Heavy Ratio..........................    54
               (1)  Determination of Accrued Benefits..................    54
               (2)  Aggregation........................................    54
     17.04     Effect of Top-Heavy Status..............................    54
               (a)  Minimum Contribution...............................    54
               (b)  Accelerated Vesting................................    54
               (c)  Reduction in Section 415 Limits....................    54
               (d)  Inapplicability to Union Employees.................    54
     17.05     Effect of Discontinuance of Top-Heavy Status............    55
     17.06     Intent of Article XVII..................................    55

SCHEDULE I.............................................................    56

SCHEDULE II............................................................    57

SCHEDULE III...........................................................    58

SCHEDULE IV............................................................    59

SCHEDULE V.............................................................    60

SCHEDULE VI............................................................    61

SCHEDULE VII...........................................................    62

SCHEDULE VIII..........................................................    63

SCHEDULE IX............................................................    64

SCHEDULE X.............................................................    66

SCHEDULE XI............................................................    68

SCHEDULE XII...........................................................    69

SCHEDULE XIII..........................................................    70

SCHEDULE XIV...........................................................    71

SCHEDULE XV............................................................    72

SCHEDULE XVI...........................................................    73

SCHEDULE XVII..........................................................    74

SCHEDULE XVIII.........................................................    75

SCHEDULE XIX...........................................................    76

SCHEDULE XX............................................................    77

SCHEDULE XXI...........................................................    78

SCHEDULE XXII..........................................................    79

SCHEDULE XXIII.........................................................    80

SCHEDULE XXIV..........................................................    82

SCHEDULE XXV...........................................................    83

SCHEDULE XXVI..........................................................    85

SCHEDULE XXVII.........................................................    87

                      ABC, INC. SAVINGS & INVESTMENT PLAN

                         (April 1, 1998, Restatement)

                                   PREAMBLE

          This document amends and restates in its entirety the ABC, Inc. Savings & Investment Plan (the "Plan"), effective as of April 1, 1998. The most recent previous restatement of the Plan was effective as of June 1, 1994. The Plan has been amended from time to time since June 1, 1994. This restatement incorporates all such previous amendments to the Plan and reflects changes in the laws, rules and regulations that apply to the Plan through February 28, 1998.

          The purposes of the Plan are to provide eligible employees with opportunities for (i) convenient and regular personal savings; (ii) sharing in contributions by the Company; and (iii) receiving benefits from the Fund, based on the contributions by the Company and the Member and the performance of the Fund's investments.

          Except as otherwise specifically provided herein, this restatement shall apply only to contributions to the Plan, and the operation of the Plan, from and after April 1, 1998. The operation of the Plan before April 1, 1998, shall be determined under the applicable instruments then in effect, except as otherwise provided herein.

          In general, the Plan as in effect before the effective date of any amendment shall continue to apply to those who terminated employment before such date. In no event shall any amendment (including any amendment made by this restatement) cause a Member's accrued benefit under the Plan to be less on the date the amendment was adopted (the "Amendment Date") than it was immediately before the Amendment Date.

          The provisions of Articles I through XVII of the Plan are modified by the provisions of the Schedules attached to the Plan. To the extent that the provisions of the Schedules are inconsistent with the provisions of Articles I through XVII of the Plan, the provisions of the Schedules shall supersede the conflicting provisions in Articles I through XVII.

          Effective April 1, 1998 (except to the extent that a particular provision of the Plan or the Schedule of Effective Dates specifies a different effective date), the Plan is hereby amended and restated to read in its entirety as follows:

                                   ARTICLE I

                         DEFINITIONS AND CONSTRUCTION
                         ----------------------------

     1.01  Definitions.  For purposes of the Plan, unless a different meaning is
           -----------
plainly required by the context or is expressly provided, the following words and phrases, when used in capitalized form in the Plan, shall be defined as follows:

     (a)  "Account" - a Member's After-Tax Contribution Account, Pre-Tax
           -------
Contribution Account, Company Matching Account, and, if applicable, Old Company Matching Account, maintained in accordance with Section 7.07.

     (b)  "Affiliate" -
           ---------

          (1) a member of a controlled group of corporations of which the Company is a member, as determined under Section 414(b) of the Code;

          (2) an unincorporated trade or business that is under common control with the Company, as determined under Section 414(c) of the Code;

          (3) a member of any affiliated service group that includes the Company, as determined under Section 414(m) of the Code;

          (4) except to the extent otherwise provided in Treasury Regulations, a leasing organization with respect to the periods of service performed by an individual who is a leased employee, within the meaning Section 414(n) of the Code, with respect to the Company or an Affiliate (determined without regard to this paragraph (4)); and

          (5) any entity that is required to be aggregated with the Company pursuant to Treasury Regulations under Section 414(o) of the Code;

provided that an entity described in this Section shall not be considered an Affiliate during the period preceding the date on which it becomes, or after the date on which it ceases to be, an Affiliate within the meaning of this Section.

     (c)  "After-Tax Contributions" - Member contributions made in accordance
           -----------------------
with Section 5.02 (or any predecessor thereof).

     (d)  "After-Tax Contribution Account" - the bookkeeping account, maintained
           ------------------------------
in accordance with Section 7.07, that reflects the current value of the Member's After-Tax Contributions.

     (e)  "Alternate Payee" - an alternate payee within the meaning of Section
           ---------------
414(p)(8) of the Code and Section 206(d)(3)(K) of ERISA.

     (f)  "Beneficiary" - a person to whom a death benefit is payable in
           -----------
accordance with Article XII.

     (g)  "Board of Directors" or "Board" - the Board of Directors of the
           ------------------      -----
Corporation (or the

Executive Committee of the Board of Directors) as constituted from time to time.

     (h)  "Break in Service" - in the case of a Full-Time Employee, the period
           ----------------
following a Severance from Service and preceding reemployment by the Company or an Affiliate; and in the case of a Part-Time Employee, any Computation Period during which a Part-Time Employee does not complete at least 501 Hours of Service.

     (i)  "Code" - the Internal Revenue Code of 1986, as from time to time
           ----
amended.

     (j)  "Committee" - the Employee Benefits Committee provided for in Section
           ---------
13.01.

     (k)  "Common Stock" - the common stock of Disney.
           ------------

     (l)   "Company" - the Corporation and any subsidiary or affiliate of the
            -------
Corporation that, with the approval of the Board of Directors and subject to such conditions as the Board of Directors may impose, adopts the Plan; provided that an entity shall cease to be part of the Company, and shall cease to participate in the Plan, after the date on which it ceases to be a member of the controlled group of corporations that includes the Corporation, as determined under Section 414(b) of the Code. An entity will be considered to have adopted the Plan with the approval of the Board of Directors if it takes significant action that is consistent with the adoption of the Plan, the Board or Committee is aware of the action, and neither objects to the action.

     (m)  "Company Matching Account" - the bookkeeping account, maintained in
           ------------------------
accordance with Section 7.07, that reflects the current value of the Company Matching Contributions made with respect to the Member on or after the Merger Date.

     (n)  "Company Matching Contribution" - contributions made to the Plan by
           -----------------------------
the Company pursuant to Section 5.04 (or any predecessor thereof).

     (o)  "Compensation" - the amount paid by the Company to a Member who is an
           ------------
Eligible Employee, determined in accordance with Article III.

     (p)  "Computation Period" - the Plan Year.  Notwithstanding the foregoing,
           ------------------
solely for purposes of Section 2.01, the Computation Period shall be, initially, the 12-consecutive-month period beginning on the first day for which the Employee is entitled to be credited with an Hour of Service described in Section 1.01(cc)(1)(i) (the "Employment Commencement Date"), and thereafter shall be the Plan Year (beginning with the Plan Year that includes the first anniversary of his Employment Commencement Date); provided that, solely for purposes of Section 2.01, an Employee who is credited with 1,000 Hours of Service in both the initial Computation Period and in the Plan Year that includes the first anniversary of his Employment Commencement Date shall be credited with two years of Service.

     (q)  "Corporation" - ABC, Inc., and any successor thereto.
           -----------

     (r)  "Deferred Retirement Date" - in the case of a Member who is employed
           ------------------------
by the Company or an Affiliate after his Normal Retirement Date, the first day of the month coincident with or next following his Severance from Service.

     (s)  "Disabled" - the Member's continuous inability, because of sickness or
           --------
accident, to engage in any and every duty of his occupation.

     (t)  "Disney" - The Walt Disney Company, a Delaware Corporation.
           ------

     (u)  "Distribution Date" - the date as of which a withdrawal or
           -----------------
distribution is made hereunder.

     (v)  "Eligible Employee" - an Employee who is a staff or talent employee of
           -----------------
the Company and who is remunerated in U.S. currency, except that an individual described by any of the following paragraphs shall not be an Eligible Employee:

          (1) an Employee of the Company who is represented by a union unless the union and the Employer have entered into a collective bargaining or other agreement that provides that the Employee shall participate in the Plan; or

          (2) an Employee of the Company if at the time of the adoption of the Plan by the Employer, or thereafter, the Employer elects to exclude some or all employees described in Section 410(b)(3)(C) of the Code and the Employee is excluded from the Plan by reason of such election; or

          (3) an individual who is hired for what is intended by the Company to be a temporary period for a position in connection with a special event, such as Olympics coverage or Presidential election coverage; or

          (4) an individual who is hired in a position for a specific prime time program or series produced by the Entertainment Division of the ABC Television Network; or

          (5) an individual who is employed by the Company pursuant to an agreement that provides that the individual shall not be eligible to participate in the Plan; or

          (6) an Employee who is not classified as an employee by the Company, but who is treated as an Employee by reason of being treated as a "common law" employee of the Company pursuant to the standards prescribed by Internal Revenue Service Revenue Ruling 87-41 or any successor thereto; or

          (7) an Employee who is an Employee by reason of being treated as a "leased employee" of the Company pursuant to Section 414(n) or (o) of the Code; or

          (8) an Employee whose basic compensation for services on behalf of the Company is not paid directly by the Company.

Notwithstanding the provisions of paragraphs (3) and (4) of this Section 1.01(v), an Employee described in either of said paragraphs shall be treated as an Eligible Employee to the extent that the terms of a collective bargaining agreement to which the Company is a party require the Employee to be treated as an Eligible Employee. Expiration of a collective bargaining agreement shall not by itself affect an Employee's status as an Eligible Employee pending execution of a new collective bargaining agreement.

     (w)  "Employee" - a person who is an employee of the Company or an
           --------
Affiliate, including a "leased employee" (within the meaning of Section 414(n) or (o) of the Code).

     (x)  "Employer" - the Corporation or a subsidiary or affiliate of the
           --------
Corporation that is part of the Company.

     (y)  "ERISA" - the Employee Retirement Income Security Act of 1974, as from
           -----
time to time amended.

     (z)  "Full-Time Employee" - an Employee who is designated as full-time by
           ------------------
the Employer or Affiliate that employs him under standards uniformly applicable to similarly situated Employees.

     (aa) "Fund" - the assets of the Plan held by the Trustee.
           ----

     (bb) "Highly Compensated Employee" - an Employee who is a highly
           ---------------------------
compensated active employee within the meaning of Section 414(q) of the Code and the Treasury Regulation thereunder, the provisions of which are hereby incorporated herein by this reference, and any former Employee who had a separation year before the determination year and who was an active Highly Compensated Employee for either such former Employee's separation year or any determination year ending on or after the Employee's 55th birthday. For purposes of determining who is a Highly Compensated Employee under the Plan in accordance with Section 414(q) of the Code and this Section 1.01(bb), the following definitions and rules shall apply:

          (1) "compensation" means compensation within the meaning of Treasury Regulation Section 1.415-2(d)(2) and (3), including all elective or salary-reduction contributions to a cafeteria plan or a cash or deferred arrangement;

          (2) "determination year" means the Plan Year for which such determination is made; and

          (3) "separation year" means the determination year in which the Employee Severs from Service.

     (cc) "Hour of Service" -
           ---------------

          (1) each hour for which an Employee is directly or indirectly paid or entitled to payment by the Company or an Affiliate (i) for the performance of duties or (ii) for reasons other than the performance of duties (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence;

          (2) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliate, excluding any hours credited under paragraph (1), above; and

          (3) solely for the purpose of determining whether a Break in Service has occurred, hours, not in excess of 501, that would have been credited normally (or, if undeterminable, at the rate of eight hours per work day) but for an Employee's absence from work by reason of (i) the Employee's pregnancy, (ii) the birth of the Employee's child, (iii) the placement of a child with the Employee in connection with the Employee's adoption of the child, or (iv) the Employee's caring for such a child immediately following such birth or placement. Hours of Service described in this paragraph (3) shall be credited to the Computation Period in which the absence begins, if necessary to avoid a Break in Service, or if not so necessary, to the immediately following Computation Period. Hours of Service under this paragraph (3) shall be credited only if the Employee timely furnishes to the Employee's Employer (or the appropriate Affiliate if the Employee is employed by an Affiliate) such information as it requires to establish the reason for and the length of the absence.

          Notwithstanding the foregoing, no more than 501 Hours of Service shall be credited under paragraph (1)(ii) of this Section 1.01(cc) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not that period occurs in a single Computation Period); an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if the payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation or unemployment compensation or disability insurance laws; and Hours of Service shall not be credited for a payment that solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

          An individual who is a "leased employee" (within the meaning of Section 414(n) or (o) of the Code) of the Company or an Affiliate shall be credited with Hours of Service to the same extent as if he had been employed and paid by the Company or the Affiliate for which he performs services; provided that a leased employee shall not be credited with Hours of Service for any period during which the safe harbor requirement of Section 414(n)(5) of the Code is satisfied with respect to such leased employee.

          The provisions of Labor Regulation Section 2530.200b-2(b) and (c) are incorporated herein by this reference.

          Notwithstanding anything in this Section 1.01(cc) to the contrary, and except as otherwise required by Labor Regulation Section 2530.200b-3(e), an Employee's Hours of Service shall be determined exclusively by crediting the Employee with 10 Hours of Service for each day in which the Employee completes at least one Hour of Service and without regard to whether the Employee actually completes more (or less) than 10 Hours of Service on that day.

     (dd) "Investment Committee" - the Investment and Administrative Committee
           --------------------
of The Walt Disney Company Sponsored Qualified Benefit Plans and Key Employees Deferred Compensation and Retirement Plan.

     (ee) "Investment Fund" - an investment fund maintained pursuant to Section
           ---------------
7.03.

     (ff) "Investment Manager" - a Plan fiduciary (other than the Trustee) that
           ------------------
(i) has the power to manage, acquire, or dispose of any asset of the Plan; (ii) has acknowledged in writing that it is a fiduciary with respect to the Plan; and
(iii) is registered as an investment adviser under the Investment Advisers Act of 1940, is a bank as defined in that Act, or is an insurance company qualified to perform services described in clause (i) of this Section 1.01(ff) under the laws of more than one State.

     (gg) "Labor Regulation" - a regulation issued by the Secretary of Labor
           ----------------
under ERISA.

     (hh) "Leave of Absence" - a temporary period of absence (of up to two
           ----------------
years) from employment with the Company and the Affiliates that is approved by the Employer or an Affiliate in accordance with rules that shall be applied uniformly, so that all Employees in similar circumstances are treated alike. Any Employee who leaves the Company and the Affiliates directly to perform service in the armed forces of the United States under conditions entitling him to reemployment rights under the laws of the United States shall be regarded as being on a Leave of Absence during his absence from the Company and the Affiliates; provided that if the Employee fails to make application for reemployment with the Company or an Affiliate within the period specified by such laws for the preservation of reemployment rights, the Employee shall be regarded as having Separated from Service on the date the Leave of Absence began.

     (ii) "Limitation Year" - the calendar year.
           ---------------

     (jj) "Loan" - a loan by the Plan to a Member in accordance with Article X.
           ----

     (kk) "Lump-Sum Distribution" - a Voluntary Lump-Sum Distribution or a
           ---------------------
Mandatory Lump-Sum Distribution.

     (ll)  "Mandatory Lump-Sum Distribution" - a single payment made in
            -------------------------------
accordance with Section 12.05 or 12.07.

     (mm) "Member" - an Eligible Employee who becomes a Member pursuant to
           ------
Article II, or a former Eligible Employee who previously became a Member pursuant to Article II, but only for so long as such Eligible Employee or former Eligible Employee is considered a Member in accordance with Section 2.02.

     (nn) "Merger" - the merger of the Corporation with DCB Merger Corp., a
           ------
Delaware corporation.

     (oo) "Merger Date" - the effective date of the Merger.
           -----------

     (pp) "Normal Retirement Age" - age 65.
           ---------------------

     (qq) "Normal Retirement Date" - the first day of the month coincident with
           ----------------------
or next following the attainment of Normal Retirement Age.

     (rr)  "Old Company Matching Account" - the bookkeeping account, maintained
            ----------------------------
in accordance with Section 7.07, that reflects the current value of the Company Matching Contributions made with respect to the Member before the Merger Date.

     (ss) "Optional Form of Payment" - a form of payment described in Section
           ------------------------
12.04.

     (tt) "Part-Time Employee" - an Employee who is not a Full-Time Employee.
           ------------------

     (uu) "Plan" - the ABC, Inc. Savings & Investment Plan, as the same may be
           ----
amended from time to time.

     (vv) "Plan Administrator" - the Corporation when acting in its capacity as
           ------------------
the "administrator" of the Plan pursuant to Section 13.11.

     (ww) "Plan Year" - the calendar year.
           ---------

     (xx) "Pre-Tax Contributions" - contributions made to the Plan by the
           ---------------------
Company at the election of the Member pursuant to Section 5.01 (or any predecessor thereof).

     (yy) "Pre-Tax Contribution Account" - the bookkeeping account, maintained
           ----------------------------
in accordance with Section 7.07, that reflects the current value of the Pre-Tax Contributions made with respect to a Member.

     (zz) "Predecessor Company" - an entity or predecessor thereof, prior, in
           -------------------
either case, to its becoming, or to its becoming part of, the Company or an Affiliate, as determined by the Board of Directors.

     (aaa)  "Qualified Domestic Relations Order" - a qualified domestic
             ----------------------------------
relations order within the meaning of Section 206(d)(3) of ERISA and Section 414(p) of the Code.

     (bbb)  "Retirement" - the Member's retirement under the terms of a defined
             ----------
benefit Tax-Qualified Plan maintained, or contributed to, by the Company or an Affiliate.

     (ccc)  "Rollover Contributions" - contributions to the Plan pursuant to
             ----------------------
Section 5.06 (or any predecessor thereof).

     (ddd)  "Section" - a section of the Plan, except that where, in context,
             -------
the term "Section" plainly refers to a statutory or regulatory provision, "Section" shall refer to a section of the pertinent statute or regulation (e.g.,
                                                                           ----
Section 401(a) of the Code or Section 3(16)(A) of ERISA).

     (eee)  "Service" - a Member's service with the Company or an Affiliate,
             -------
computed in accordance with Article IV and used to determine vesting or eligibility for membership under the Plan.

     (fff)  "Sever from Service" - incur a Severance from Service.
             ------------------

     (ggg)  "Severance from Service" - the earlier of (1) the date an Employee
             ----------------------
terminates employment with the Company and the Affiliates by reason of a quit, discharge, retirement, or death and (2) the first anniversary of the date the Employee is first absent (but not on a Leave of Absence) from employment by the Company and the Affiliates for any other reason.

     (hhh)  "Schedule" - a schedule appearing at the end of the Plan.
             --------

     (iii)  "Successor Company" - a former part of the Company, a former
             -----------------
Affiliate, or a former part of an Affiliate, after the date on which it ceases to be a part of the Company, an Affiliate, or a part of an Affiliate.

     (jjj)  "Surviving Spouse" - the individual to whom a Member is married on
             ----------------
the date of the Member's death.

     (kkk)  "Tax-Qualified Plan" - a plan that is, or that has been determined
             ------------------
by the Internal

Revenue Service to be, qualified under Section 401(a) or 403(a) of the Code.

     (lll)  "Treasury Regulation" - a regulation issued by the Secretary of the
             -------------------
Treasury under the Code.

     (mmm)  "Trust" - any trust that holds all or part of the Fund.  Any such
             -----
trust may also hold the assets of plans other than this Plan.

     (nnn)  "Trust Agreement" - the agreement or agreements entered into by the
             ---------------
Corporation evidencing the Trust, as the same may be amended from time to time.

     (ooo)  "Trustee" - the trustee or trustees acting under the Trust
             -------
Agreement.

     (ppp)  "Valuation Date" - the last business day of each calendar month and
             --------------
any other date or dates designated by the Committee for the valuation of Accounts.

     (qqq)  "Value" - the value of an Account, determined in accordance with
             -----
Section 7.07.

     (rrr)  "Voluntary Lump-Sum Distribution" - a single payment made in
             -------------------------------
accordance with Article XII (other than a Mandatory Lump-Sum Distribution or a distribution made in accordance with Section 12.04).

     1.02  Construction.  Unless the contrary is plainly required by the
           ------------
context, wherever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender, and vice versa, and wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form, and vice versa.

                                  ARTICLE II

                                  MEMBERSHIP
                                  ----------


     2.01   Membership.  An individual who was a Member on March 31, 1998, shall
            ----------
be a Member on April 1, 1998. Every other Employee shall be eligible to become a Member as of the first day of the month that coincides with or next follows his completion of one year of Service, but only if he is an Eligible Employee on that date. If he is not an Eligible Employee on that date, he shall be eligible to become a Member on the first day of the first calendar month thereafter on which he is an Eligible Employee.

     2.02   Duration of Membership.  Once an Eligible Employee has become a
            ----------------------
Member, he shall continue to be a Member until his entire nonforfeitable accrued benefit under the Plan has been distributed or his death, whichever occurs first. Once his entire nonforfeitable accrued benefit under the Plan has been distributed or his death occurs, a Member shall cease to be a Member.

     2.03   Reemployment.  If a current or former Member is no longer an
            ------------
Eligible Employee, he shall cease to be eligible to participate actively in the Plan, but if he is reemployed by the Company as an Eligible Employee, he shall be eligible to participate actively in the Plan on the first day of the first calendar month occurring on or after the date on which he again performs an Hour of Service (within the meaning of Section 1.01(cc)(1)(i)) for the Company as an Eligible Employee.

     2.04   Enrollment.  An Eligible Employee who is eligible to become a Member
            ----------
in accordance with the preceding provisions of this Article II may become a Member by enrolling in the Plan in such manner and form, and at such time, as the Committee shall prescribe. Similarly, a Member who has ceased to participate actively in the Plan, but who is eligible to resume active participation, may resume active participation in the Plan by re-enrolling in the Plan in such manner and form, and at such time, as the Committee shall prescribe.

     2.05   Veterans' Benefits.  Notwithstanding any provision of this Plan to
            ------------------
the contrary, in the case of reemployments initiated on or after December 12, 1994, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code.

                                  ARTICLE III

                                 COMPENSATION
                                 ------------


     3.01   Compensation.
            ------------

     (a) Except as provided in Section 3.01(b), "Compensation" means amounts paid by the Company to a Member who is an Eligible Employee as basic salary and as commissions and sales bonuses, if any, and amounts contributed on behalf of the Member to a cafeteria plan or a cash or deferred arrangement and not included in the Member's gross income for federal income tax purposes under
Section 125 or 402(e)(3) of the Code, but excluding bonuses (other than sales bonuses), incentive compensation, profit participation, and compensation for overtime or extended work week and any other items of remuneration.

     (b) In the case of a Member who is represented by a union, "Compensation" means the amount of covered compensation prescribed by the collective bargaining agreement with the Employer pursuant to which he is treated as an Eligible Employee.

     3.02   Compensation Limit.  In addition to other applicable limitations
            ------------------
that may be set forth in the Plan, and notwithstanding any other contrary provision of the Plan, annual Compensation taken into account under the Plan for the purpose of calculating the contributions to the Plan by or in respect of a Member for any Plan Year shall not exceed the applicable compensation limit under Section 401(a)(17) of the Code and the Treasury Regulation interpreting that Section, adjusted for changes in the cost of living as provided in that Section and the applicable Treasury Regulation. Effective January 1, 1989, the annual compensation used in determining contributions for periods beginning on or after that date was $200,000 (indexed). Effective January 1, 1994, the annual compensation used in determining contributions for periods beginning on or after that date is $150,000 (indexed).

                                  ARTICLE IV

                                    SERVICE
                                    -------


     4.01  Service.  Except as otherwise provided in this Article IV, a Full-
           -------
Time Employee's Service shall be the sum of the years and fractions of a year of service credited as follows:

     (a) The Employee's service through December 31, 1983, if any, as determined under the Plan as in effect on December 31, 1983, or under the Plan as in effect on January 1, 1984, whichever results in the greater number of years of Service; plus

     (b) The Employee's years and fractions of a year in completed months as an Employee of the Company or an Affiliate (but only from the date it became an Affiliate) after December 31, 1983, until he Severs from Service (provided that if an Employee completes an Hour of Service, within the meaning of Section 1.01(cc)(1)(i), before the first anniversary of his Severance from Service, the Severance from Service shall be deemed not to have occurred for purposes of this
Section 4.01(b)).

     4.02   Service of Part-Time Employees.  Except as otherwise provided in
            ------------------------------
this Article IV, a Part-Time Employee's Service shall be determined as follows and without regard to the provisions of Section 4.01:

     (a) A year of Service shall include any Computation Period beginning before January 1, 1976, if such period qualified as a year of Service under the Plan as in effect on either December 31, 1975, or January 1, 1976.

     (b) A year of Service shall include any Computation Period beginning after December 31, 1975, in which the Employee completes 1,000 or more Hours of Service with the Company and the Affiliates.

     4.03  Other Service-Crediting Provisions.
           ----------------------------------

     (a) To the extent determined by the Board of Directors, the Member's Service shall include his service as an employee of a Predecessor Company if the Member was an employee of the Predecessor Company when it became, or became a part of, the Company and the Affiliates.

     (b) An individual who is a "leased employee" (within the meaning of Section 414(n) or (o) of the Code) of the Company or an Affiliate shall be credited with Service to the same extent as if he had been employed and paid by the Company or Affiliate for which he performs services; provided that a leased employee shall not be credited with Service for any period during which the safe harbor requirement of Section 414(n)(5) of the Code is satisfied with respect to the leased employee.

     4.04   Interruption of Service.
            -----------------------

     (a) Employment before January 1, 1976, shall be disregarded in determining Service if such employment would have been disregarded under the rules of the Plan with regard to breaks in service as such rules were in effect on December 31, 1975.

     (b) If a Full-Time Employee Severs from Service before having acquired a nonforfeitable interest in the Value of his Company Matching Account, and if he thereafter returns to employment with the Company or an Affiliate at a time when his Break in Service equals or exceeds the greater of (i) five years and (ii) his years of Service, upon his subsequent return to employment with the Company or an Affiliate, his prior Service shall be disregarded for all purposes.

     (c) If a Full-Time Employee Severs from Service and returns to employment with the Company or an Affiliate as an Employee, and Section 4.04(b) does not apply, all of his Service shall be added together except for such Service as is disregarded pursuant to the other provisions of this Section 4.04 (by reason of prior or subsequent breaks in service) or Section 4.08; provided that for purposes of determining a Member's nonforfeitable interest in his Company Matching Account, periods of Service shall not be added together pursuant to this Section before the Employee completes one year of Service following his resumption of employment.

     (d) If a Part-Time Employee incurs a Break in Service before having acquired a nonforfeitable interest in the Value of his Company Matching Account, and if he thereafter returns to employment with the Company or an Affiliate at a time when his Break in Service equals or exceeds the greater of (i) five years and (ii) his years of Service, upon his subsequent return to employment with the Company or an Affiliate, his prior Service shall be disregarded for all purposes.

     (e) If a Part-Time Employee incurs a Break in Service and returns to employment with the Company or an Affiliate as an Employee, and Section 4.04(d) does not apply, all of his Service shall be added together except for such Service as is disregarded pursuant to the other provisions of this Section 4.04 (by reason of prior or subsequent breaks in service) or Section 4.08; provided that for purposes of determining a Member's nonforfeitable interest in his Company Matching Account, periods of Service shall not be added together pursuant to this Section before the Employee completes one year of Service following his resumption of employment.

     (f) For purposes of this Section 4.04, all references to the Member's Company Matching Account shall be deemed to refer both to the Member's Company Matching Account and to the Member's Old Company Matching Account, if any.

     4.05   Leaves of Absence.
            -----------------

     (a) The period of a Leave of Absence shall be included in determining an Employee's Service. An Employee shall be deemed to remain an Employee during any Leave of Absence, provided that he returns to employment as an Employee on or before the expiration of the Leave or any extension thereof or shall die during such Leave.

     (b) If a period of family or medical leave is not otherwise treated as a Leave of Absence pursuant to this Section 4.05, the Employee shall be credited with Service during such period, and shall participate in any Plan changes that become effective during such period, but only to the extent required by the Family and Medical Leave Act of 1993.

     (c) If a Full-Time Employee is absent from employment with the Company and the Affiliates by reason of (i) the Employee's pregnancy, (ii) the birth of the Employee's child, (iii) the placement of a child with the Employee in connection with the Employee's adoption of the child, or (iv) the Employee's caring for such a child immediately following such birth or placement, the period between the first and second anniversaries of his period of absence shall be treated neither as a period of Service (unless the Employee is otherwise on a Leave of Absence during such period) nor as a Break in Service; provided that this Section 4.05(c) shall apply only if the Employee timely furnishes to the Employee's Employer (or the appropriate Affiliate if the Employee is employed by an Affiliate) such information as it requires to establish the reason for and the length of the absence.

     4.06   Employment With a Successor Company.
            -----------------------------------

     (a) Except as provided in Section 4.06(b), a Member's Service shall not include the Member's years and fractions of a year in completed months as an employee of a Successor Company.

     (b) The Board of Directors may adopt an amendment to the Plan pursuant to which Members shall continue to accrue Service, to the extent specified in the amendment, for employment with a particular Successor Company identified in the amendment.

     (c) For purposes of any provision of the Plan that permits a Member to receive a distribution on or after his Severance from Service, the Member shall not be entitled to receive such a distribution during either of the following periods:

            (1) Any period during which the Member continues to accrue Service with a Successor Company pursuant to a written amendment described in Section 4.06(b).

            (2) With respect to the Member's Pre-Tax Account, any period during which the Member remains employed by a Successor Company or by a member of the Successor Company's controlled group (within the meaning of Section 414(b), (c),
(m), or (o) of the Code) except to the extent that a distribution is permitted by Section 401(k)(2)(B)(i)(II) of the Code and the Treasury Regulation thereunder.

     4.07   Fractional Months of Service.  Fractional years and months of
            ----------------------------
Service (and fractional years and months of a Break in Service) completed by a Full-Time Employee shall be aggregated. For this purpose, 12 months shall be deemed to equal one year, and 30 days shall be deemed to equal one month.

     4.08   Non-duplication.  Notwithstanding anything to the contrary in this
            ---------------
Article IV, a Member shall not receive credit under the Plan for a single period of service more than once for computing Service.

                                   ARTICLE V

                                 CONTRIBUTIONS
                                 -------------


     5.01   Pre-Tax Contributions.
            ---------------------

     (a) A contribution made pursuant to this Section 5.01 shall be known as a "Pre-Tax Contribution." Subject to the limitations imposed by this Article V and Article VI, each Member may elect that his Employer shall contribute monthly to the Plan a whole percentage of his Compensation (designated by the Member) equal to not less than 1 percent nor more than 10 percent of his Compensation for the Plan Year; provided that such elected whole percentage (of not less than 1 percent nor more than 10 percent) shall be applied separately to the Member's Compensation in each payroll period; and provided further that combined Pre-Tax and After-Tax Contributions on a Member's behalf for any payroll period may not exceed 10 percent of the Member's Compensation in that payroll period.

     (b) Contributions pursuant to this Section 5.01 shall be made only with respect to amounts that the Member could otherwise elect to receive in cash and that are not currently available to the Employee as of the date of his election.

     (c) The Pre-Tax Contributions for a calendar month shall be transmitted to the Trustee as soon as practicable after the end of that month, and the Member's Compensation shall be reduced by the amount of the Pre-Tax Contributions made on his behalf. Pre-Tax Contributions made on behalf of a Member shall be credited to his Pre-Tax Contribution Account as soon as practicable after the Pre-Tax Contributions are received by the Trustee.

     (d) If the limitation imposed by Section 6.01 prevents the Employer from making a Pre-Tax Contribution on behalf of a Member, the Member shall automatically be deemed to have elected to make an After-Tax Contribution equal to the amount of the Pre-Tax Contribution that the Employer was prevented from making except to the extent that the Committee determines that such After-Tax Contributions would cause the Plan to exceed (or to continue to exceed) the actual percentage contribution test imposed by Section 6.03 or to violate (or to continue to violate) the prohibition against multiple use imposed by Section 6.04.

     5.02   After-Tax Contributions.
            -----------------------

     (a) A contribution made pursuant to this Section 5.02 shall be known as an "After-Tax Contribution." Subject to the limitations imposed by this Article V and Article VI, each Member may elect to contribute to the Plan a whole percentage of his Compensation (designated by the Member) equal to not less than 1 percent nor more than 10 percent of the Member's Compensation for the Plan Year; provided that such elected whole percentage (of not less than 1 percent nor more than 10 percent) shall be applied separately to the Member's Compensation in each payroll period; and provided further that combined Pre-Tax and After-Tax Contributions on a Member's behalf for any payroll period may not exceed 10 percent of the Member's Compensation in that payroll period.

     (b) After-Tax Contributions shall be made exclusively by payroll deduction in a manner to be determined by the Committee.

     (c) The After-Tax Contributions for a calendar month shall be paid to the Trustee as soon as practicable after the end of that month. After-Tax Contributions shall be credited to the Member's After-Tax Contribution Account as soon as practicable after the After-Tax Contributions are received by the Trustee.

     5.03   Change in Contribution Rate.
            ---------------------------

     (a) Subject to Sections 5.01 and 5.02, a Member may change the rate at which future Pre-Tax Contributions and/or After-Tax Contributions are made on the Member's behalf by notifying the Company in such manner and form, and at such time, as the Company shall require. The change shall become effective as soon as administratively possible after such notice is received.

     (b) This Section 5.03 also applies to a Member who wishes to elect to suspend future Pre-Tax Contributions and/or After-Tax Contributions and to an Eligible Employee who wishes to commence Pre-Tax Contributions and/or After-Tax Contributions. A Member who has elected to suspend Pre-Tax Contributions and/or After-Tax Contributions may elect to resume making such contributions in accordance with the preceding provisions of this Section 5.03.

     5.04   Company Matching Contributions.
            ------------------------------

     (a) A contribution made pursuant to this Section 5.04 shall be known as a "Company Matching Contribution." Subject to the limitations imposed by Article VI, each Member's Employer shall make Company Matching Contributions to the Plan in an amount equal to 50 percent of so much of the combined Pre-Tax Contributions and After-Tax Contributions on behalf of the Member as do not exceed five percent of the Member's Compensation.

     (b) The Company Matching Contributions for a Plan Year shall be made by the Company to the Trustee by the due date for the filing of the Company's federal income tax return for the Plan Year (including any extensions thereof) or at such earlier date or dates as the Company may determine in its sole discretion. Company Matching Contributions made on behalf of a Member shall be credited to his Old Company Contribution Account (for Company Matching Contributions made before the Merger Date) or to his Company Matching Account (for Company Matching Contributions made on or after the Merger Date) as soon as practicable after the Company Matching Contributions are received by the Trustee.

     5.05   Contributions Contingent on Deductibility.  Each Pre-Tax
            -----------------------------------------
Contribution and each Company Matching Contribution shall be made on the condition that it is deductible under Section 404 of the Code in the taxable year of the Employer with respect to which the contribution is made.

     5.06   Rollover Contributions
            ----------------------

     (a) A contribution made pursuant to this Section 5.06 shall be known as a "Rollover Contribution." At the discretion of the Committee, an individual who becomes an Eligible Employee as the direct result of the acquisition of a Predecessor Company by the Company may elect to contribute or to transfer to the Fund, in cash, all or part of his account balance under a Tax-Qualified Plan maintained by the Predecessor Company, but only if the contribution or transfer meets such conditions as the Committee may establish and only if the Committee determines that, in the case of a contribution, the amount to be contributed qualifies as an "eligible rollover distribution" within the meaning of Section 402(c)(4) of the Code, or, in the case of a transfer, that the transfer will not cause the Plan to become subject, in whole or in part, to the joint and survivor annuity and qualified preretirement survivor annuity requirements imposed by Sections 401(a)(11)(A) and 417 of the Code, unless otherwise authorized by the Committee.

     (b) A Member's Rollover Contribution shall be allocated among the segments of the Member's Account as determined by the Committee in its sole discretion.

     (c) Company Matching Contributions shall not be made with respect to Rollover Contributions.

     5.07   Return of Employer Contributions.  If a Pre-Tax Contribution or a
            --------------------------------
Company Matching Contribution was made (i) by reason of a mistake of fact, or
(ii) on the condition that it was currently deductible as provided in Section
5.05 and such amount is subsequently determined not to be currently deductible as provided in Section 5.05, the contribution (adjusted for any investment losses allocable thereto, but not for any investment gains allocable thereto) shall be refunded to the Company; provided that in the case of a contribution described in clause (i), the refund may be made only within one year after the payment of the contribution; and provided further that in the case of a contribution described in clause (ii), the refund may be made only within one year after the disallowance of the deduction and may be made only to the extent that the deduction was disallowed.

     5.08   Two Separate Contracts.  Contributions to the Plan shall be made
            ----------------------
pursuant to two separate contracts for purposes of Section 72(e) of the Code. After-Tax Contributions made after December 31, 1986, plus any gains and minus any losses thereon, shall be allocated to one contract (the "first contract"), and all other contributions to the Plan, plus any gains and minus any losses thereon, shall be allocated to the other contract (the "second contract"). If a Member withdraws After-Tax Contributions from the Plan pursuant to Article XI, the withdrawal shall be made first from the second contract (until all of the Member's After-Tax Contributions thereunder have been withdrawn) and then from the first contract.

                                  ARTICLE VI

                         LIMITATIONS ON CONTRIBUTIONS
                         ----------------------------

     6.01   Limit on Pre-Tax Contributions.  For Plan Years beginning on or
            ------------------------------
after January 1, 1987, the aggregate elective deferrals (as defined in Section 402(g)(3) of the Code) made on behalf of each Member under the Plan shall not exceed:

     (a) $7,000 (as adjusted by the Secretary of the Treasury or his delegate for increases in the cost of living pursuant to Section 402(g) of the Code, provided that no such adjustment shall be taken into account hereunder before the Plan Year in which it becomes effective), reduced by

     (b) the sum of any of the following amounts that were contributed on behalf of the Member for the Plan Year under a plan, contract, or arrangement other than this Plan:

            (1) any employer contribution under a qualified cash or deferred arrangement (as defined in Section 401(k) of the Code) to the extent not includable in the Member's gross income for the taxable year under Section 402(a)(8) of the Code (determined without regard to Section 402(g) of the Code);

            (2) any employer contribution to the extent not includable in the Member's gross income for the taxable year under Section 402(h)(1)(B) of the Code (determined without regard to Section 402(g) of the Code); and

            (3) any employer contribution to purchase an annuity contract under
Section 403(b) of the Code under a salary reduction agreement (within the meaning of Section 3121(a)(5)(D) of the Code);

provided that no contribution described in this subsection (b) shall be taken into account for the purpose of reducing the dollar limit in subsection (a), above, if the plan, contract, or arrangement is not maintained by the Company or an Affiliate unless the Member has filed a notice with the Committee, in such manner and former, at such time, and containing such information concerning the contribution as the Committee shall require.

     6.02  Actual Deferral Percentage Test.  For Plan Years beginning after
           -------------------------------
December 31, 1986, the Plan shall satisfy the actual deferral percentage test set forth in Section 401(k)(3) of the Code and Treasury Regulation Section 1.401(k)-1(b), the provisions of which are hereby incorporated herein by this reference. For Plan Years beginning after December 31, 1996, the actual deferral percentage test shall be applied using the prior year testing method set forth in Section 401(k)(3) of the Code and the Treasury Regulations and other guidance issued thereunder.

     6.03   Actual Contribution Percentage Test.  For Plan Years beginning after
            -----------------------------------
December 31, 1986, the Plan shall satisfy the actual contribution percentage test set forth in Section 401(m)(2) of the Code and Treasury Regulation Section 1.401(m)-1(b), the provisions of which are hereby incorporated herein by this reference. For Plan Years beginning after December 31, 1996, the actual contribution percentage test shall be applied using the prior year testing method set forth in Section 401(m)(2) of the Code and the Treasury Regulations and other guidance issued thereunder.

     6.04   Prohibition on Multiple Use.  For Plan Years beginning after
            ---------------------------
December 31, 1988, the Plan shall not violate the prohibition against multiple use of the alternative methods of compliance with Section 401(k) and (m) of the Code. The prohibition is set forth in Section 401(m)(9) of the Code and Treasury Regulation Section 1.401(m)-2, the provisions of which are hereby incorporated herein by this reference.

     6.05   Maximum Contributions.
            ---------------------

     (a) In addition to any other limitation set forth in the Plan and notwithstanding any other provision of the Plan, in no event shall the annual additions to a Member's Account under the Plan, together with the aggregate annual additions to the Member's accounts under all other defined contribution plans required to be aggregated with the Plan under the provisions of Section 415 of the Code, increase to an amount that exceeds the maximum amount permitted under Section 415 of the Code, the provisions of which are incorporated herein by this reference.

     (b) For Plan Years beginning before January 1, 2000, if the sum of the Member's defined benefit plan fraction and defined contribution plan fraction (as defined in Section 415(e) of the Code) exceeds 1.0 for a Limitation Year (except to the extent permitted under any transition rule described in Section 1106(i) of the Tax Reform Act of 1986 (and any other transition rules that preserved the Member's existing accrued benefit upon the adoption of Section 415 of the Code or upon any subsequent amendment to Section 415), or under Treasury Regulations or other guidance under Section 415), the Company shall cause the annual additions to the Member's Account under the Plan to be reduced to the extent necessary to comply with the limitation imposed by Section 415(e).

     (c) If the limitations imposed by this Section 6.05 apply to a Member who is entitled to benefits and/or annual additions under one or more tax-qualified plans with which the Plan is aggregated for purposes of Section 415 of the Code, the benefits and/or annual additions under the Plan and such other plan or plans shall be reduced in the following order, to the extent necessary to prevent the Member's benefits and/or annual additions from exceeding the limitations imposed by this Section (after the application of Section 6.07(a)):

            (1) Benefits under all defined benefit plans in which the Member participated and with which the Plan is aggregated for purposes of Section 415 of the Code, in an order based on the chronology of the accrual of the benefits, beginning with the benefit that accrued last and ending with the benefit that accrued first; and

            (2) Annual additions under the Plan and all defined contribution plans in which the Member participated and with which the Plan is aggregated for purposes of Section 415 of the Code, in an order based on the chronology of the annual additions to the plans, beginning with the last annual addition and ending with the first annual addition.

     6.06   Imposition of Limitations.  The Committee may limit the amount of a
            -------------------------
Member's Pre-Tax Contributions and After-Tax Contributions during a Plan Year to the extent that the Committee determines that the imposition of such a limit is necessary or appropriate to ensure that the Plan will satisfy the requirements of this Article. Any such limitation may be imposed either at the beginning of the Plan Year, during the Plan Year, or both, as determined by the Committee in its discretion.

     6.07   Return of Excess Deferrals and Excess Contributions.
            ---------------------------------------------------

     (a) If a Member's Pre-Tax Contributions or After-Tax Contributions cause the annual additions to a Member's Account to exceed the limit imposed by
Section 6.05, such excess contributions (plus or minus any gains or losses thereon) shall be returned to the Member (with priority being given first to the Pre-Tax Contributions and After-Tax Contributions for which no Company Matching Contributions were made and then to After-Tax Contributions rather than to Pre-Tax Contributions). Contributions returned pursuant to this subsection (a) shall be disregarded in applying the limits imposed by Sections 6.01 through 6.04.

     (b) After any excess annual additions (plus or minus any gains or losses thereon) with respect to a Plan Year have been distributed as provided in subsection (a), above, if a Member's elective deferrals (as defined in Section 402(g)(3) of the Code) with respect to a Plan Year exceed the limit imposed by
Section 402(g) of the Code (as incorporated in Section 6.01), the following rules shall apply to such excess (the Member's "excess deferrals"):

            (1) Not later than the first January 31 following the close of the Plan Year, the Member may allocate to the Plan all or any portion of the Member's excess deferrals for the Plan Year (provided that the amount of the excess deferrals allocated to the Plan shall not exceed the amount of the Member's Pre-Tax Contributions to the Plan for the Plan Year that have not been withdrawn or distributed) and may notify the Employer, in writing, of the amount allocated to the Plan.

            (2) If excess deferrals have been made to the Plan on behalf of a Member for a Plan Year, the Member shall be deemed to have allocated such excess deferrals to the Plan pursuant to subsection (b)(1), above, and the Plan shall distribute such excess deferrals pursuant to subsection (b)(3), below.

            (3) As soon as practicable, but in no event later than the first April 15th following the close of the Plan Year, the Plan shall distribute to the Member the amount allocated or deemed allocated to the Plan under subsection
(b)(1) or (b)(2), above (plus or minus any gains or losses thereon). The distribution described in this subsection (b)(3) shall be made notwithstanding any other provision of the Plan.

     (c) After any excess annual additions (plus or minus any gains or losses thereon) with respect to a Plan Year have been distributed as provided in subsection (a), above, after any excess deferrals (plus or minus any gains or losses thereon) with respect to a Plan Year have been distributed as provided in subsection (b), above, and after any action pursuant to Section 6.06 with respect to the Plan Year has been taken, if the actual deferral percentage for the Plan Year of those Members who are Highly Compensated Employees exceeds the limit imposed by Section 6.02, the following rules apply:

            (1) The amount of the excess contributions for the Plan Year (determined in accordance with paragraph (3), below), plus or minus any gains or losses thereon, shall be distributed to Members who are Highly Compensated Employees on the basis of the portion of the excess contributions attributable to each such Member (determined in accordance with paragraph (4), below). This distribution shall be made as soon as practicable, but in no event later than the close of the Plan Year following the close of the Plan Year with respect to which the excess contributions were made. The gains or losses on excess contributions shall be determined by multiplying the total annual earnings (positive or negative) for the Plan Year in the Member's Pre-Tax Contribution Account by a fraction, the numerator of which is the amount of the excess contributions and the denominator of which is the value of the Member's Pre-Tax Contribution Account as of the last day of the Plan Year, reduced by any positive earnings (or increased by any negative earnings) credited to the Member's Pre-Tax Contribution Account for the Plan Year.

          (2) In accordance with Treasury Regulations, and subject to such other rules as the Committee shall prescribe, a Member who is a Highly Compensated Employee may elect, in such manner and at such time as the Committee shall prescribe, to treat as an After-Tax Contribution the portion of the excess contributions attributable to him (determined in accordance with paragraph (4), below), except to the extent that such After-Tax Contribution would cause the Plan to exceed (or to continue to exceed) the contribution percentage limit imposed by Section 6.03 or to violate (or to continue to violate) the prohibition against multiple use imposed by Section 6.04.

          (3) The amount of the excess contributions for a Plan Year is the total of the amounts (if any) by which the Pre-Tax Contributions of each Highly Compensated Employee for the Plan Year would have to be reduced in order that each Highly Compensated Employee's actual deferral ratio not exceed the highest permitted actual deferral ratio under the Plan. To calculate the highest permitted actual deferral ratio under the Plan, the actual deferral ratio of the Highly Compensated Employee with the highest actual deferral ratio is reduced by the amount required to cause his actual deferral ratio to equal the actual deferral ratio of the Highly Compensated Employee with the next highest actual deferral ratio. If a lesser reduction would enable the Plan to satisfy the actual deferral percentage test (determined in accordance with Section 6.02) if only the actual deferral ratio as so reduced were taken into account, only the lesser reduction may be made. This process shall be repeated until the Plan would satisfy the actual deferral percentage test if only the actual deferral ratios as so reduced were taken into account. The highest actual deferral ratio remaining under the Plan after the foregoing leveling process has been completed shall be the highest permitted actual deferral ratio.

          (4) The portion of the excess contributions for a Plan Year (determined in accordance with paragraph (3), above) that is attributable to a Highly Compensated Employee is determined by (i) reducing the amount of the Pre-Tax Contributions of the Highly Compensated Employee with the largest amount of Pre-Tax Contributions for the Plan Year by the amount required to cause the amount of his Pre-Tax Contributions to equal the amount of the Pre-Tax Contributions of the Highly Compensated Employee with the next largest amount of Pre-Tax Contributions for the Plan Year, (ii) treating the amount of the reduction as the portion of the excess contributions that is attributable to the first Highly Compensated Employee, and (iii) continuing in the same manner until all excess contributions for the Plan Year have been attributed to a Highly Compensated Employee.

The distribution described in paragraph (1), above, shall be made notwithstanding any other provision of the Plan. The distribution described in paragraph (1), above, or recharacterized under paragraph (2), above, for a Plan Year with respect to a Member shall be reduced by any excess deferral previously distributed from the Plan to such Member for the Member's taxable year ending with or within such Plan Year. Paragraphs (3) and (4) shall be interpreted and applied in accordance with Section 401(k)(3) of the Code and the Treasury Regulations and other guidance issued thereunder.

     (d) If a Member's Pre-Tax Contributions or After-Tax Contributions (plus or minus any gains or losses thereon) are returned to him pursuant to the provisions of this Section 6.07, any Company Matching Contributions (plus or minus any gains or losses thereon) with respect to such returned Pre-Tax Contributions or After-Tax Contributions shall be immediately forfeited. Any such forfeitures shall be applied to reduce the Company's obligation to make Company Matching

Contributions pursuant to Article V.

     (e) After any excess deferrals (plus or minus any gains or losses thereon), and any excess contributions (plus or minus any gains or losses thereon), with respect to a Plan Year have been distributed and/or recharacterized, in accordance with subsections (a), (b), (c), and (d), above, and after any action pursuant to Section 6.06 with respect to the Plan Year has been taken, if the contribution percentage for the Plan Year of those Members who are Highly Compensated Employees exceeds the actual contribution percentage limit imposed by Section 6.03, the following rules shall apply:

            (1) The amount of the excess aggregate contributions for the Plan Year (determined in accordance with paragraph (3), below), plus or minus any gains or losses thereon, shall be distributed (or, if forfeitable, shall be forfeited) as soon as practicable and in any event before the close of the Plan Year following the close of the Plan Year with respect to which the excess aggregate contributions were made. The gains or losses on excess aggregate contributions shall be determined by multiplying the total annual earnings (positive or negative) for the Plan Year in the Member's After-Tax Contribution and Company Matching Accounts by a fraction, the numerator of which is the amount of the excess aggregate contributions and the denominator of which is the value of the Member's After-Tax Contribution and Company Matching Accounts as of the last day of the Plan Year, reduced by any positive earnings (or increased by any negative earnings) credited to the Member's After-Tax Contribution and Matching Contribution Accounts for the Plan Year.

            (2) Any distribution in accordance with paragraph (2), above, shall be made to Members who are Highly Compensated Employees on the basis of the portion of the excess aggregate contributions attributable to each such Member (determined in accordance with paragraph (4), below). Such distributions shall be made notwithstanding any other provision of the Plan.

            (3) The amount of the excess aggregate contributions for a Plan Year is the total of the amounts (if any) by which the After-Tax and Company Matching Contributions of each Highly Compensated Employee for the Plan Year would have to be reduced in order that each Highly Compensated Employee's actual contribution ratio not exceed the highest permitted actual contribution ratio under the Plan. To calculate the highest permitted actual contribution ratio under the Plan, the actual contribution ratio of the Highly Compensated Employee with the highest actual contribution ratio is reduced by the amount required to cause his actual contribution ratio to equal the actual contribution ratio of the Highly Compensated Employee with the next highest actual contribution ratio. If a lesser reduction would enable the Plan to satisfy the actual contribution percentage test (determined in accordance with Section 6.03) if only the actual contribution ratio as so reduced were taken into account, only the lesser reduction may be made. This process shall be repeated until the Plan would satisfy the actual contribution percentage test if only the actual contribution ratios as so reduced were taken into account. The highest actual contribution ratio remaining under the Plan after the foregoing leveling process has been completed shall be the highest permitted actual contribution ratio.

            (4) The portion of the excess aggregate contributions for a Plan Year (determined in accordance with paragraph (3), above) that is attributable to a Highly Compensated Employee is determined by (i) reducing the amount of the After-Tax and Company Matching Contributions of the Highly Compensated Employee with the largest amount of After-Tax and Company Matching Contributions for the Plan Year by the amount required to cause the amount of his After-Tax and Company Matching Contributions to equal the amount of the After-Tax and Company Matching

Contributions of the Highly Compensated Employee with the next largest amount of After-Tax and Company Matching Contributions for the Plan Year, (ii) treating the amount of the reduction as the portion of the excess aggregate contributions that is attributable to the first Highly Compensated Employee, and (iii) continuing in the same manner until all excess aggregate contributions for the Plan Year have been attributed to a Highly Compensated Employee.

The determination of the excess aggregate contributions under this subsection for any Plan Year shall be made after taking the measures called for by the preceding subsections of this Section 6.07. Paragraphs (3) and (4) shall be interpreted and applied in accordance with Section 401(m)(2) of the Code and the Treasury Regulations and other guidance issued thereunder.

     (f) If, after all the actions required or permitted by Section 6.06 and the preceding provisions of this Section 6.07 have been taken, the Pre-Tax Contributions, After-Tax Contributions, and Company Matching Contributions of those Members who are Highly Compensated Employees cause the Plan to violate the prohibition against multiple use imposed by Section 6.04, the contribution percentage of those Members shall be reduced to the extent necessary to cause the Plan to comply with that prohibition, and the excess aggregate contributions shall be distributed (or, if forfeitable, shall be forfeited) in the manner described in subsection (e), above.

                                  ARTICLE VII

                           INVESTMENTS AND ACCOUNTS
                           ------------------------


     7.01   Trust and Trustee.  The Corporation has entered into a Trust
            -----------------
Agreement with the Trustee, in such form and containing such provisions as the Corporation deems appropriate. The Trust Agreement shall be deemed to form a part of the Plan, and any and all rights or benefits that may accrue to any person under the Plan shall be subject to all of the provisions of the Trust Agreement.

     7.02   The Fund.  All contributions under the Plan shall be made to the
            --------
Fund held by the Trustee.

     7.03   Investment Funds.
            ----------------

     (a) The Investment Committee shall have the authority to direct the Trustee to maintain the assets of the Fund in multiple Investment Funds so as to provide alternative investment vehicles for the assets of the Plan. Such separate funds shall include, but are not limited to, the Investment Funds described below. Additional funds may be established by the Investment Committee, which shall have sole discretion to determine the number and character of such additional Investment Funds. The Investment Committee, in its sole discretion, shall have the authority to limit or eliminate the availability of any of the Investment Funds established pursuant to this Article VII, including but not limited to the Investment Funds described below.

            (1) The Walt Disney Company Common Stock Fund - This Investment Fund
                -----------------------------------------
shall be invested, without distinction between principal and income, principally in The Walt Disney Company Common Stock. Portions of this Investment Fund may be invested by the Trustee in high-grade short-term obligations and money market instruments for purposes of liquidity to meet exchange and distribution requirements. The Trustee shall regularly purchase, or cause to be purchased, Common Stock in the open market in accordance with a non-discretionary purchasing program. Each Member's proportional interest in this Investment Fund shall be measured in units of participation, rather than shares of Common Stock. Such units shall represent a proportionate interest in all of the assets of this Investment Fund, which includes shares of Common Stock, short-term investments and at all times, receivables for dividends and/or Common Stock sold and payables for Common Stock purchased. A Net Asset Value ("NAV") per unit will be determined as of each Valuation Date for each unit outstanding in this Investment Fund. The NAV shall be adjusted by gains or losses realized on sales of this Investment Fund, appreciation or depreciation in the market price of those shares owned, interest on the short-term investments held by this Investment Fund, expenses that pursuant to the Investment Committee's direction the Trustee accrues from this Investment Fund, and commissions on purchases and sales of Common Stock. Dividends received by this Investment Fund are reinvested in additional shares of Common Stock (to the extent it is unnecessary to retain such dividends as cash to maintain the target liquidity percentage) and Members will receive additional units.

            (2)  Loan Fund - The Loan Fund shall consist principally of cash or
                 ---------
cash equivalents and promissory notes received in connection with loans made pursuant to Article X. The Loan Fund shall not be available to receive contributions and transfers of funds at the direction of a Member, but shall be administered solely in connection with loans to Members pursuant to Article X.

     (b) Notwithstanding anything in the Plan to the contrary, the Trustee may, in its discretion, and in accordance with the provisions of the Trust Agreement, hold all or part of the assets allocated to one or more of the Investment Funds in cash or cash equivalents.

     (c) Dividends, interest, and other distributions with respect to assets allocated to an Investment Fund shall be allocated to, and reinvested in, that Investment Fund. Expenses incurred by the Trustee with respect to an Investment Fund shall be allocated to that Investment Fund.

     7.04   Allocation of Contributions.
            ---------------------------

     (a) All Pre-Tax, After-Tax, and Rollover Contributions shall be allocated by the Member among the Investment Funds (other than the Loan Fund) in writing at the time and in the manner prescribed by the Committee. A Member may elect to have his Pre-Tax, After-Tax, and Rollover Contributions allocated in any proportion to any one or more of the Investment Funds (other than the Loan
Fund). Except as provided in Section 12.04(g), all Company Matching Contributions shall be allocated to The Walt Disney Company Common Stock Fund.

     (b)    If a Member fails to make an allocation in accordance with this
Section 7.04 with respect to any portion of the Member's Pre-Tax, After-Tax, and Rollover Contributions, but has made an allocation election with respect to any other portion of his contributions, the unallocated portion of the Member's contributions shall be allocated by the Committee in the same manner as the Member's most recent allocation election with respect to the allocated portions of the Member's contributions.

     (c)    If a Member fails to make any allocation in accordance with this
Section 7.04 with respect to his Pre-Tax, After-Tax, and Rollover Contributions, such unallocated funds shall be allocated by the Committee to such Investment Fund as the Committee may prescribe in its discretion.

     (d) The Committee shall implement (or cause to be implemented) a Member's investment directions in accordance with the terms of this Article VII and such procedures as are prescribed by the Committee.

     7.05   Change in Allocation.
            --------------------

     (a)    A Member may change a direction previously given pursuant to Section
7.04 by submitting a notification to the Committee, in such manner and form, and at such time, as the Committee shall prescribe, directing such a change.

     (b) By submitting a notification to the Committee in such manner and form, and at such time, as the Committee shall prescribe, a Member may direct that all or part of the Value of the Member's Account attributable to a particular Investment Fund be liquidated and transferred to any of the other available Investment Funds (other than the Loan Fund); provided that, except as provided in Section 12.04(g), the Member's Company Matching Account shall be invested at all times entirely in The Walt Disney Company Common Stock Fund.

     (c) If distribution of the Value of a Member's Account is deferred pursuant to Article XII past the Valuation Date coincident with or next following the date on which he terminates employment with the Company and the Affiliates, the Member may continue to direct the investment of his Account in accordance with subsection (b), above.

     (d) If all or part of a Member's Account is reallocated in accordance with subsection (b) or (c), above, the Member's Account shall be debited and credited with the appropriate amounts in a manner consistent with Section 7.07 in order to reflect the reallocation.

     7.06   Valuation.
            ---------

     (a) As of each Valuation Date, the Trustee shall determine the fair market value of the assets in each Investment Fund.

     (b) The Trustee shall make the valuations called for by subsection (a), above, in accordance with sound and accepted banking and trust accounting practices. Such valuations shall reflect the current fair market value of the assets in each Investment Fund (as determined by the Trustee), the Pre-Tax Contributions, After-Tax Contributions, Rollover Contributions, and Company Matching Contributions received by the Trustee with respect to each Member since the most recent Valuation Date, and the withdrawals and distributions with respect to each Member since the most recent Valuation Date.

     7.07  Accounts.
           --------

     (a) A Pre-Tax Contribution Account, an After-Tax Contribution Account, and a Company Matching Account shall be established for each Member. In addition, an Old Company Matching Account shall be established for each Member or Beneficiary for whom, immediately before the Merger Date, there was in effect a Company Matching Account (as that term was defined by the Plan immediately before the Merger Date). The Member's interest in each Investment Fund that is allocable to the Pre-Tax Contributions made on behalf of the Member shall be credited to his Pre-Tax Contribution Account. The Member's interest in each Investment Fund that is allocable to the Member's After-Tax Contributions shall be credited to his After-Tax Contribution Account. The Member's interest in each Investment Fund that is allocable to Company Matching Contributions made before the Merger Date shall be credited to his Old Company Matching Account. The Member's interest in The Walt Disney Company Common Stock Fund that is allocable to Company Matching Contributions with respect to the Member made on or after the Merger Date shall be credited to his Company Matching Account. The Member's interest in each Investment Fund that is allocable to any Rollover Contribution with respect to the Member shall be credited to the Member's Pre-Tax Contribution Account, After-Tax Contribution Account, Old Company Matching Account, and/or Company Matching Account, as determined by the Committee in its discretion.

     (b) The Value of each Member's Account shall reflect the current fair market value and the gains, losses, income, and expenses of the Investment Funds to which the Account is allocated and the amount of any withdrawals, distributions, and loans (including loan repayments) with respect to the Member.

     7.08   Risk of Loss.  The Plan and the Company do not guarantee that the
            ------------
fair market value of the Investment Funds, or of any particular Investment Fund, will be equal to or greater than the amounts allocated thereto. The Plan and the Company do not guarantee that the Value of the Accounts will be equal to or greater than the contributions credited thereto. The Members assume all risk of any decrease in the value of the Investment Funds and the Accounts.

     7.09  Interests in the Funds.  No Member, Surviving Spouse, or Beneficiary
           ----------------------
shall have any
claim, right, title, or interest in or to any specific assets of any Investment Fund or of the Fund until distribution of such assets is made to the Member, Surviving Spouse, or Beneficiary. No Member, Surviving Spouse, or Beneficiary shall have any claim, right, title, or interest in or to the Fund, except as and to the extent expressly provided herein.

     7.10   Sole Source of Benefits.  Members, Surviving Spouses, and
            -----------------------
Beneficiaries shall look only to the Trust for the payment of benefits under the Plan, and except as otherwise required by law, the Company assumes no responsibility or liability therefor.

     7.11   ERISA Section 404(c) Requirements.  The Plan is designed to be a
            ---------------------------------
plan described in Section 404(c) of ERISA. Accordingly, the Plan must satisfy, among other requirements, subsections (a), (b) and (c) below.

            (a) Choice of Broad Range of Investment Alternatives.  Members shall
                ------------------------------------------------
be able to choose from at least three investment alternatives. The three alternatives shall constitute a broad range of choices ("core alternatives") which (i) are diversified, (ii) demonstrate materially different risk and return characteristics, (iii) in the aggregate, enable a Member to achieve a portfolio with risk and return characteristics at any point within the range normally appropriate by choosing among the core alternatives, and (iv) tend to minimize, through diversification and in combination with the other alternatives, the overall risk to the Member's portfolio.

            (b) Frequency of Investment Instructions.  The Member shall provide
                ------------------------------------
investment instructions to a person designated by the Company as an agent for this purpose. The agent is obligated to comply with the instructions of the Member, except as permitted by law. The Member shall have the ability to provide investment instructions for each investment alternative as frequently as is appropriate given the volatility of the investment, but no less frequently than once within any three month period.

            (c) Provision of Sufficient Information to Member or Beneficiary.
                ------------------------------------------------------------
The Member or Beneficiary shall be provided information sufficient to make informed decisions regarding the investment alternatives under the Plan. Such information shall (i) explain that the Plan is intended to be in compliance with
Section 404(c)of ERISA and that Plan fiduciaries may be relieved of liability for losses that arise from the Member's investment choices, (ii) describe all investment alternatives, including a general description of the investment objectives of each alternative and the level of diversification in each alternative, (iii) explain that Members may review any prospectuses or similar materials made available to the Plan for each alternative, (iv) identify any designated investment manager, (v) explain the circumstances under which a Member may give investment instructions along with any limitations on those instructions, (vi) describe any transaction fees, charge or expenses to a Member's Account in connection with the purchase or sale of any investment alternative, (vii) provide the name, address and telephone number of the Plan fiduciary responsible for providing information on request, with a description of such information available upon request, (viii) explain the established procedures designed to provide for the confidentiality of information concerning the purchase, holding or sale of employer securities, (ix) provide a copy of the most recent prospectus in the case of an initial purchase of an alternative subject to the Securities Act of 1933, and (x) provide any materials provided to the Plan which relate to the exercise of voting, tender of similar rights passed through to Members. Information which must be provided on request in accordance with Department of Labor Regulations section 2550.404c-1(b)(2) includes certain information relating to financial reports of investment alternatives, operating expenses of the alternatives, overall investment performance of the alternatives, and information relating to the shares of an investment in the requesting Member's Account.

Additional information may be available upon request.

If Section 404(c) of ERISA does not apply to any direction, instruction or election given or made by a Member or Beneficiary under the Plan, the Member of Beneficiary shall be a named fiduciary of the Plan with respect to such direction, instruction or election.

                                 ARTICLE VIII

           VOTING OF AND TENDER OR EXCHANGE OFFERS FOR COMMON STOCK
           --------------------------------------------------------

     8.01   Voting.
            ------

     (a) Each Member with an interest in The Walt Disney Company Common Stock Fund shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of Common Stock reflecting the Member's proportional interest in The Walt Disney Company Common Stock Fund (both vested and unvested). Directions from a Member to the Trustee concerning the voting of Common Stock shall be communicated in writing, or by mailgram or similar means. These directions shall be held in confidence by the Trustee and shall not be divulged to the Corporation, or any officer or employee thereof, or any other person. Upon its receipt of the directions, the Trustee shall vote the shares of Common Stock reflecting the Member's proportional interest in The Walt Disney Company Common Stock Fund as directed by the Member. With respect to the shares of Common Stock reflecting a Member's proportional interest in The Walt Disney Company Common Stock Fund for which it has received no directions from the Member, the Trustee shall vote such shares in the same proportion (for, against and abstention) on each issue as it votes those shares reflecting Members' proportional interests in The Walt Disney Company Common Stock Fund for which the Trustee received voting directions from Members. Notwithstanding the above, with respect to such shares for which the Trustee has received no voting directions, in the event of a tender offer, the Trustee shall vote such shares in accordance with voting directions received from the Corporation.

     (b) The Trustee shall vote that number of shares of Common Stock that are not reflected in the Members' proportional interests in The Walt Disney Company Common Stock Fund in the same ratio (for, against and abstention) on each issue as it votes those shares reflecting Members' proportional voting interests in The Walt Disney Company Common Stock Fund for which it receives voting directions from Members. Notwithstanding the above, in the event of a tender offer, the Trustee shall vote such unallocated shares in accordance with voting directions received from the Corporation.

     8.02   Tender and Exchange Offers.
            --------------------------

     (a) Upon the commencement of a tender offer for Common Stock, the Corporation shall notify each Member with an interest in The Walt Disney Company Common Stock Fund of the tender offer and utilize its best efforts to timely distribute or cause to be distributed to the Member the same information that is distributed to shareholders of the Corporation in connection with the tender offer, and, after consulting with the Trustee shall provide and pay for a means by which the Member may direct the Trustee whether or not to tender the Company Stock reflecting the Member's proportional interest in The Walt Disney Company Common Stock Fund (both vested and nonvested). The Trustee shall certify to the Corporation that the materials have been mailed or otherwise sent to such Members.

     (b) Each Member shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Common Stock reflecting the Member's proportional interest in The Walt Disney Company Common Stock Fund (both vested and nonvested). Directions from a Member to the Trustee concerning the tender of Common Stock shall be communicated in writing, or by mailgram or such similar means as is agreed upon by the Trustee and the Corporation under subsection (a), above. These directions shall be held in confidence by the Trustee and shall not be divulged to the Corporation, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. The Trustee shall tender or not tender shares of Common Stock as directed by the Member. The Trustee shall not tender shares of Common Stock reflecting a Member's proportional interest in The Walt Disney Company Common Stock Fund for which it has received no direction from the Member.

     (c) The Trustee shall tender that number of shares of Common Stock that are not reflected in the Members' proportional interests in The Walt Disney Company Common Stock Fund which is determined by multiplying the total number of such shares by a fraction of which the numerator is the number of shares of Common Stock reflecting such Members' proportional interests in The Walt Disney Company Common Stock Fund credited to Members' Accounts for which the Trustee received directions from Members to tender (and which have not been withdrawn as of the date of this determination) and of which the denominator is the total number of shares of Common Stock reflected in the proportional interests of all Members under the Plan.

     (d) A Member who has directed the Trustee to tender some or all of the shares of Common Stock reflecting the Member's proportional interest in The Walt Disney Company Common Stock Fund may, at any time before the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares reflecting the Member's proportional interest, and the Trustee shall withdraw the directed number of shares from the tender offer before the tender offer withdrawal deadline. Before the withdrawal deadline, if any shares of Common Stock not reflected in the Members' proportional interests in The Walt Disney Company Common Stock Fund have been tendered, the Trustee shall redetermine the number of shares of Common Stock that would have been tendered under subsection (c), above, if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares of Common Stock not reflected in the Members' proportional interests in The Walt Disney Company Common Stock Fund necessary to reduce the amount of tendered Common Stock not reflected in the Members' proportional interests in The Walt Disney Company Common Stock Fund to the amount so redetermined. A Member shall not be limited as to the number of directions to tender or withdraw that the Member may give to the Trustee.

     (e) A direction by a Member to the Trustee to tender shares of Common Stock reflecting the Member's proportional interest in The Walt Disney Company Common Stock Fund shall not be considered an election under the Plan by the Member to withdraw, or to have distributed, any or all of his withdrawable interest in the Plan. The Trustee shall credit to each proportional interest of the Member from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Common Stock tendered from that interest. Pending receipt of directions from the Member or the Committee, in accordance with the Plan, as to which of the remaining Investment Funds the proceeds should be invested in, the Trustee shall invest the proceeds in such Investment Fund as the Committee may prescribe in its discretion.

     (f) For purposes of this Section, the number of shares of Common Stock deemed "credited" to or "reflected" in a Member's proportional interest shall be determined as of the last preceding Valuation Date. The trade date is the date the transaction is valued.

     (g) With respect to all rights other than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Common Stock credited to a Member's proportional interest in The Walt Disney Company Common Stock Fund, the Trustee shall follow the directions of the Member and if no such directions are received, the directions of the Committee. The Trustee shall have no duty to solicit directions from Members. With respect to all rights other than the right to vote and the right to tender, in the case of Common Stock not reflected in Members' proportional interests in The Walt Disney Company Common Stock Fund, the Trustee shall follow the directions of the Committee.

     (h) All of the provisions of this Section 8.02 shall apply to exchange offers as well as to tender offers.

     8.03   Conversions.  All of the provisions of this Article VIII shall apply
            -----------
to securities received as a result of a conversion of Common Stock.

                                  ARTICLE IX

                                    VESTING
                                    -------

     9.01   Immediately Vested Accounts.  A Member shall have at all times a
            ---------------------------
nonforfeitable interest in the Value of his Pre-Tax Contribution Account and in the Value of his After-Tax Contribution Account.

     9.02   Company Matching Account
            ------------------------

     (a) Before January 1, 1995, one-third of the Value of a Member's Company Matching Account attributable to Company Matching Contributions allocated to his Company Matching Account for a particular Plan Year (the "Contribution Year") shall be nonforfeitable at the end of the Contribution Year if the Member is an active Employee on the last day of the Contribution Year. Two-thirds of the Value of the Member's Company Matching Account attributable to the Company Matching Contributions allocated to his Company Matching Account for the Contribution Year shall be nonforfeitable at the end of the Plan Year immediately following the Contribution Year if the Member is an active Employee on the last day of that Plan Year. The entire Value of the Member's Company Matching Account attributable to Company Matching Contributions allocated to his Company Matching Account for the Contribution Year shall be nonforfeitable at the end of the second Plan Year following the Contribution Year if the Member is an active Employee on the last day of that Plan Year.

     (b) On and after January 1, 1995, one-half of the Value of a Member's Company Matching Account attributable to Company Matching Contributions allocated to his Company Matching Account for any Contribution Year shall be nonforfeitable at the end of that Contribution Year if the Member is an active Employee on the last day of the Contribution Year. The entire Value of the Member's Company Matching Account attributable to Company Matching Contributions allocated to his Company Matching Account for that Contribution Year shall be nonforfeitable at the end of the Plan Year immediately following that Contribution Year if the Member is an active Employee on the last day of that Plan Year.

     (c) A Member shall have a nonforfeitable interest in the Value of his Company Matching Account upon the first to occur of the following:

          (1)   his completion of five years of Service;

          (2)   his Retirement;

          (3) his attainment of Normal Retirement Age before he Severs from Service; or

          (4)   his Severance from Service by reason of death or Disability.

     9.03   Forfeiture.
            ----------

     (a) Notwithstanding any provision of Section 9.02 to the contrary, if any portion of the Value of a Member's Company Matching Account is forfeitable when the Member Severs from Service for a reason other than death, Disability, or Retirement, such portion shall be forfeited immediately.

     (b) If all or part of the Value of a Member's Company Matching Account is forfeited, and the Member is subsequently reemployed by the Company or an Affiliate without incurring a Break in Service of five years or more, the forfeited portion of the Value of his Company Matching Account shall be restored in full (but without adjustment for any subsequent gains or losses) if the Member repays to the Plan, within five years from the date of such reemployment, the full amount of any previous distributions to him from the Plan. Any amount restored or repaid pursuant to this Section 9.03(b) shall be credited to the Account to which such amount was credited when it was previously forfeited or distributed, as the case may be.

     (c) Notwithstanding any provision of this Article IX, Company Matching Contributions (plus or minus any gains or losses thereon) may be forfeited pursuant to the provisions of Section 6.07.

     (d) Forfeitures shall be applied to reduce the Company's obligation to make Company Matching Contributions pursuant to the provisions of Article V.

     9.04   Old Company Matching Account.  On and after the Merger Date, all
            ----------------------------
references in this Article IX to a Member's Company Matching Account shall be deemed to refer both to the Member's Company Matching Account and to the Member's Old Company Matching Account, if any.

                                   ARTICLE X

                                     LOANS
                                     -----

     10.01  Eligibility.  A Member shall be eligible to borrow from the Plan in
            -----------
accordance with this Article X if (i) the Member is actively employed by the Company or an Affiliate when the Loan is made, (ii) the Member's Account does not show that the Member has an outstanding Loan, and (iii) the Member will not be in default on the Loan under Section 10.11(a)(6) or (7) immediately after the Loan is made.

     10.02  Application Procedure.  A Member may apply for a Loan by making
            ---------------------
application in accordance with such procedures as the Committee may prescribe from time to time.

     10.03  Promissory Note.  A Member may obtain a Loan only if he executes a
            ---------------
promissory note in a form approved by the Committee.

     10.04  Maximum Amount.  The maximum amount a Member may borrow from the
            --------------
Plan is the smallest of:

     (a) 50% of the Value of his nonforfeitable interest in his Account (determined as of the date the Loan is made), disregarding any amount subject to a Qualified Domestic Relations Order;

     (b)    (1)  $50,000 minus

            (2)  the sum of

                 (i) the outstanding balance of any loans from all other Tax-Qualified Plans maintained by the Company and the Affiliates on the date the Loan is made, and

                (ii)  the excess of

                      (A) the highest outstanding balance of all prior plan loans (including both Loans and loans from any other Tax-Qualified Plans maintained by the Company and the Affiliates) during the one-year period ending on the day before the date the current Loan is made, over

                      (B) the outstanding balance of all prior plan loans from Tax-Qualified Plans maintained by the Company and the Affiliates on the date the current Loan is made; and

     (c) the sum of the Value of the Member's Pre-Tax Contribution Account and the Value of the Member's After-Tax Contribution Account, as of the date the Loan is processed;

provided that in no event may a Loan be made in an amount that will require payroll deductions to be made from the Member's compensation that exceeds the amount of the Member's net cash pay from the Company or an Affiliate (after taking into account all other payroll deductions and employment and withholding taxes).

     10.05  Minimum Amount.  A Loan must be in an amount of at least $1,000.
            --------------

     10.06  Term.  The term of a Loan may be for 12, 24, 36, 48, or 60 months,
            ----
as elected by the Member.

     10.07  Interest Rate.  The interest rate for a Loan shall be fixed on the
            -------------
date the Loan is approved and shall remain constant during the term of the Loan. The Committee shall establish either the interest rate or the methodology for determining the interest rate.

     10.08  Repayment.  A Loan must be repaid in level installments of principal
            ---------
and interest by payroll deduction beginning with the Member's paycheck for the first payroll period beginning at least 30 days after the date the Loan is processed. If the Member is subsequently granted an unpaid leave of absence or is transferred to an Affiliate or a position or location within the Company that is not covered by the Plan (or ceases to have sufficient compensation from which the Loan payment can be made), the Member must continue to make timely level installment payments of principal and interest, by certified check, bank check, or money order.

     10.09  Prepayment.  A Member may prepay a Loan, in full, at any time and
            ----------
without penalty by certified check, bank check, or money order. Partial prepayment of a Loan is not permitted.

     10.10  Security.  A Member's obligation to repay a Loan shall be secured by
            --------
the portion of the Value of his nonforfeitable Account equal to the principal amount of the Loan. No other property shall be accepted as security for the Loan.

     10.11  Default.
            -------

     (a) A Member shall default on a Loan if any of the following events occurs:

            (1) the Member's Severance from Service for any reason (including the Member's death);

            (2) the Member's failure to make any payment of principal or interest on the Loan on the date the payment is due;

            (3) the Member's failure to perform or observe any covenant, duty, or agreement under the promissory note evidencing the Loan;

            (4) receipt by the Plan of an opinion of counsel to the effect that
(i) the Plan will, or could, lose its status as a Tax-Qualified Plan unless the Loan is repaid or (ii) the Loan violates, or might violate, any provision of ERISA;

            (5) the occurrence of an event of default with respect to any other loan to the Member under any other plan maintained by the Company or an Affiliate;

            (6) any portion of the Member's Account that secures the Loan becomes payable to the Member, his Surviving Spouse or Beneficiary, an Alternate Payee, or any other person;

            (7) the Member makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, or becomes a subject of any wage earner plan under federal or state bankruptcy or insolvency law, or there is commenced against the Member any bankruptcy, insolvency, or similar proceeding that remains undismissed for a period of 60 days (or the Member by an act indicates his consent to, approval of, or acquiescence in any such proceeding); or

            (8)  the termination of the Plan.

     (b) If a default on a Loan occurs, the entire outstanding balance of the Loan shall be immediately due and payable.

     (c) If a default on a Loan occurs, but the Member does not pay the entire outstanding balance of the Loan (together with accrued and unpaid interest) by the 60th day after the last day of the month in which the default occurs, the Member's nonforfeitable interest in his Account shall be applied immediately, to the extent lawful and to the extent the Member's Account is then available for withdrawal or distribution in accordance with the applicable provisions of the Plan, to pay the entire outstanding balance of the Loan (together with accrued and unpaid interest); provided that in the case of a default described in Section 10.11(a)(1), the Plan shall distribute the Member's promissory note to the Member (or, if the Member has died, to the Member's Beneficiary) in full satisfaction of the Plan's liability to the Member (or his Beneficiary) with respect to that portion of the Member's nonforfeitable interest in his Account equal to the outstanding balance of the Loan (including accrued and unpaid interest). Notwithstanding the foregoing, no portion of the Member's Pre-Tax Contribution Account shall be distributed or applied to pay an outstanding Loan before the date on which it is otherwise distributable or withdrawable under the Plan.

     (d) Any failure by the Committee to enforce the Plan's rights with respect to a default on a Loan shall not constitute a waiver of such rights either with respect to that default or any other default.

     10.12  Treatment as Investment.  A Loan shall be treated by the Plan as a
            -----------------------
separate investment of a portion of the borrowing Member's Account. All interest received by the Plan with respect to a Member's Loan shall be credited to the Member's Account, and all losses and expenses incurred by the Plan with respect to the Loan (including, without limitation, any collection expenses in the event of default) shall be charged against the Member's Account.

     10.13  Ordering Rules.
            --------------

     (a) The funds used to finance a Loan shall be derived from the borrowing Member's Account in the following sequence (to the extent necessary to obtain the amount necessary to finance the Loan): (i) the Member's Pre-Tax Contribution Account (to the extent attributable to Pre-Tax Contributions for which Company Matching Contributions were not made), (ii) the Member's Pre-Tax Contribution Account (to the extent attributable to Pre-Tax Contributions for which Company Matching Contributions were made), (iii) the Member's After-Tax Contribution Account (to the extent attributable to After-Tax Contributions for which Company Matching Contributions were not made), and (iv) the Member's After-Tax Contribution Account (to the extent attributable to After-Tax Contributions for which Company Matching Contributions were made).

     (b) Each repayment of principal and interest shall be (i) credited to the portion(s) of the Account from which the funds used to finance the Loan were derived, in proportion to the ratio of the amount derived from that portion to the total amount derived from the Member's Account to finance the Loan, and (ii) invested in the Investment Funds in accordance with the Member's directions regarding the current Pre-Tax and After-Tax Contributions on his behalf to the Plan (or, if Pre-Tax and After-Tax Contributions are not currently being made on the Member's behalf, in accordance with the most recent directions given by the Member with respect to the investment of Pre-Tax or After-Tax Contributions).

     10.14  Fees.  A Member who receives a Loan shall pay such fees as the
            ----
Committee may establish from time to time. The amount, nature and manner of payment of the fees will be established from time to time by the Committee.

                                  ARTICLE XI

                                  WITHDRAWALS
                                  -----------

     11.01  After-Tax Contribution Account.  Subject to the restrictions imposed
            ------------------------------
by this Article XI, a Member who is employed by the Company or an Affiliate may withdraw all or part of the Value of his After-Tax Contribution Account at any time.

     11.02  Pre-Tax Contribution Account.  Subject to the restrictions imposed
            ----------------------------
by this Article XI, a Member who has attained age 59 1/2 and who is employed by the Company or an Affiliate may withdraw all or part of the Value of his Pre-Tax Contribution Account at any time.

     11.03  Hardship Withdrawals.
            --------------------

     (a) Subject to the restrictions imposed by this Article XI, if a Member satisfies the requirements of subsections (b) and (c), below, the Member may withdraw all or part of the Value of his Pre-Tax Contribution Account (excluding any gains on Pre-Tax Contributions other than gains credited to his Pre-Tax Contribution Account as of December 31, 1988) and his nonforfeitable interest in the Value of his Company Matching Account and his Old Company Matching Account, if any.

     (b) A Member may make a withdrawal pursuant to this Section 11.03 only if he requires the withdrawal for

            (1) costs directly related to the purchase of his principal residence, or a major rehabilitation of the living quarters in his principal residence, but excluding mortgage payments,

            (2) the payment of medical expenses described in Section 213(d) of the Code previously incurred by the Member, the Member's spouse, or any dependents of the Member (as defined in Section 152 of the Code), or expenses necessary for these persons to obtain medical care described in Section 213(d) of the Code,

            (3) the payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Member, or the Member's spouse, children, or dependents (as defined in Section 152 of the Code), or

            (4) payments necessary to prevent the eviction of the Member from the Member's principal residence or foreclosure on the mortgage on that residence.

     (c) A Member may make a withdrawal pursuant to this Section 11.03 only if

            (1) the amount of the withdrawal does not exceed the amount required to meet the need shown by the Member pursuant to Section 11.03(b),

            (2) the Member has obtained (or is concurrently obtaining) all distributions, withdrawals, and loans available under the Plan and all other plans maintained by the Company and the Affiliates, and

            (3) the need shown by the Member pursuant to Section 11.03(b) cannot be satisfied from other resources reasonably available to the Member (including the resources of his spouse and minor children).

     (d) If a Member seeks to make a withdrawal pursuant to this Section, the Committee shall require the Member to present such evidence and certifications as the Committee considers necessary to determine whether the Member meets the requirements of this Section.

     11.04  Notice.  The Committee shall provide each Member who, before
            ------
attaining Normal Retirement Age, applies for a withdrawal pursuant to this
Article XI with a written, nontechnical explanation of the Member's right to defer receipt of the withdrawal until Normal Retirement Age. The notice shall be furnished no less than 30 days and no more 90 days before the date as of which the withdrawal is scheduled to be made; provided that the withdrawal may be made less than 30 days after the Member receives the notice if the notice informs the Member of his right to a period of at least 30 days after receiving the notice to consider whether to elect the withdrawal and if the Member, after being informed of this right, affirmatively elects to make the withdrawal.

     11.05  Dollar Limitations.  A withdrawal pursuant to this Article may be
            ------------------
made in any whole dollar amount, except than a withdrawal may not be made for an amount that is less than $250.

     11.06  Priority of Accounts.  Withdrawals pursuant to this Article shall
            --------------------
be made in the following sequence:

     (a)    first, from the Member's After-Tax Contribution Account pursuant to
Section 11.01, and after exhaustion of the After-Tax Contribution Account, and

     (b)    then, from the Member's Pre-Tax Contribution Account pursuant to
Section 11.02 and Section 11.03 (to the extent then available), and after exhaustion of the Pre-Tax Contribution Account (to the extent then available), and

     (c) then, from the Member's Old Company Matching Account (to the extent of the Member's nonforfeitable interest therein) pursuant to Section 11.03 (to the extent then available), and

     (d) last, from the Member's Company Matching Account (to the extent of the Member's nonforfeitable interest therein) pursuant to Section 11.03 (to the extent then available).

     11.07  Source of Funds.
            ---------------

     (a) A withdrawal pursuant to this Article shall be derived from the Investment Funds in which the applicable portion of the Member's Account is invested, in proportion to the percentage of the applicable portion of the Account that is invested in each Investment Fund.

     (b) A withdrawal from any Investment Fund other than The Walt Disney Company Common Stock Fund shall be paid in cash.

     (c) A withdrawal from The Walt Disney Company Common Stock Fund shall be made in shares of Common Stock (except that the value of fractional shares shall be distributed in cash); provided that a Member may elect to receive such a withdrawal entirely in cash.

     11.08  Valuation.  For purposes of this Article XI, the Value of a Member's
            ---------
Account shall be
determined as of the Valuation Date determined in accordance with the following rules:

     (a) If the Member's request for a withdrawal is received by the time prescribed by the Committee, the Valuation Date shall be the Valuation Date coincident with or immediately preceding the date on which the request is received or as soon thereafter as practicable; and

     (b) If the Member's request for a withdrawal is not received by the time prescribed by the Committee, the Valuation Date shall be the Valuation Date that next follows the date on which the request is received or as soon thereafter as practicable;

provided that if the Member has not waived the 30-day waiting period in accordance with Section 11.04, the Valuation Date shall be the Valuation Date that coincides with or next follows the expiration of the 30-day waiting period or as soon thereafter as practicable.

     11.09  Outstanding Loan.  Notwithstanding any other provision of this
            ----------------
Article, if a Member's Account shows that the Member has an outstanding balance under a Loan, the Member shall not be permitted to make a withdrawal pursuant to this Article of any portion of the Member's Account that secures the Loan.

     11.10  Inactive Employees.  An Employee who becomes a Member for the first
            ------------------
time on or after January 1, 1995, shall be entitled to make a withdrawal pursuant to this Article XI only if he is actively employed by the Company or an Affiliate on the date he applies for the withdrawal.

                                  ARTICLE XII

                                 DISTRIBUTIONS
                                 -------------

     12.01  Severance from Service Required.  Except to the extent otherwise
            -------------------------------
required by Section 12.11, a distribution shall not be made to a Member pursuant to this Article XII before the Member Severs from Service.

     12.02  Notice Regarding Form and Payment of Distributions.
            --------------------------------------------------

     (a) Subject to the provisions of subsections (b) and (c), below, in the case of a Member whose Distribution Date precedes his Normal Retirement Date, the Committee shall provide the Member with a written, nontechnical explanation of the items described in subparagraphs (i) and (ii), below, no more than 90 days, and no less than 30 days, before his Distribution Date:

            (i) In the case of a Member described in Section 12.04(a), the material features of the Normal Form of Payment and the Optional Forms of Payment to which the Member is entitled, or that he could elect to receive, under the Plan; and

            (ii) The Member's right to defer commencement of such benefit until as late as his Normal Retirement Date.

     (b) Notwithstanding subsection (a), above, the Distribution Date may occur less than 30 days after the Member receives the notice required by subsection (a) if the notice informs the Member of his right to a period of at least 30 days after receiving the notice to consider whether to elect the distribution and if the Member, after being informed of this right, affirmatively consents to the distribution.

     (c)    Notwithstanding the foregoing, no notice pursuant to this Section
12.02 shall be required in the case of a Member who is required to receive a distribution in the form of a Mandatory Lump-Sum Distribution in accordance with
Section 12.05.

     12.03  Normal Form of Payment.  Except as otherwise provided in this
            ----------------------
Article XII or in an applicable Schedule, the normal form of payment under the Plan shall be a Voluntary Lump-Sum Distribution based on the Value of the Member's nonforfeitable interest in his Account as of the Valuation Date determined in accordance with the following rules:

     (a) If the Member's request for a distribution is received by the time prescribed by the Committee, the Valuation Date shall be the Valuation Date coincident with or next following the date on which the request is received or as soon thereafter as practicable; and

     (b) If the Member's request for a distribution is not received by the time prescribed by the Committee, the Valuation Date shall be the Valuation Date that next follows the date on which the request is received or as soon thereafter as practicable;

provided that if the Member has not waived the 30-day waiting period in accordance with Section 12.02, the Valuation Date shall be the Valuation Date that coincides with or next follows the expiration of the 30-day waiting period or as soon thereafter as practicable.

     12.04  Optional Forms of Payment.
            -------------------------

     (a) Subject to the provisions of Sections 12.05 and 12.11, a Member who first became a Member before April 1, 1994, and who Severs from Service (i) by reason of Retirement or Disability or (ii) at or after attaining Normal Retirement Age may elect to receive the Value of his nonforfeitable interest in his Account in a series of annual installments.

     (b) The period for which installments are paid pursuant to this Section shall be any whole number of years from a minimum of one year to a maximum period equal to the lesser of (i) the Member's life expectancy as determined under Section 401(a)(9) of the Code and the Treasury Regulations thereunder and
(ii) ten years.

     (c) Subject to the provisions of Section 12.11, the date as of which installment payments begin pursuant to this Section shall be any day selected by the Member, beginning after the Member Severs from Service and no later than the last day of the first Plan Year commencing after the later of (i) the date on which the Member attains Normal Retirement Age and (ii) the date on which the Member Severs from Service.

     (d) If annual installment payments are made to a Member pursuant to this Section, the amount of each payment shall be equal to the Value of his Account, as of the applicable Valuation Date, multiplied by a fraction, the numerator of which is one and the denominator is the remaining number of installments (including the installment then to be paid). The Valuation Date for the first installment payment shall be determined in accordance with Section 12.03, and the Valuation Date for each subsequent installment payment shall occur on an anniversary thereof or as soon thereafter as practicable.

     (e) If a Member has elected to receive installment payments pursuant to this Section, the election shall be irrevocable as of the Member's Distribution Date; provided that a Member may elect to accelerate (and to receive in a lump sum) the payment of all (but not less than all) remaining installments at any time.

     (f) If a Member who elects to receive installment payments pursuant to this Section dies after his initial Distribution Date but before the Value of his nonforfeitable interest in his Account has been fully distributed, the Member's Beneficiary shall be entitled to receive, at the Beneficiary's election, either
(i) the remaining installments on the dates they were originally scheduled to be paid (or as soon thereafter as practicable) or (ii) the Value of the Member's nonforfeitable interest in his Account (determined as of the date of the distribution) in a lump-sum payment as of a Valuation Date that occurs as soon as practicable following the Member's death and the Committee's receipt of all information and documentation that it requires before making the distribution. The Beneficiary's election shall be made in such manner and form, and at such time, as the Committee shall prescribe.

     (g) A Member who elects to receive installment payments pursuant to this Section may, concurrently with such election, elect that all or part of the Value of his Company Matching Account attributable to The Walt Disney Company Common Stock Fund be liquidated and transferred to any of the other available Investment Funds (other than the Loan Fund).

     12.05  Mandatory Lump Sum.  If, as of any date after a Member Severs from
            ------------------
Service, the

Value of the Member's nonforfeitable interest in his Account does not exceed $5,000, the Member shall receive an immediate Mandatory Lump-Sum Distribution equal to such Value. For purposes of this Section 12.05, if the Value of the Member's nonforfeitable interest in his Account at the time of any distribution to the Member exceeds $5,000, the Value of the Member's nonforfeitable interest in his Account at the time of any subsequent distribution to the Member also shall be deemed to exceed $5,000. If a Mandatory Lump-Sum Distribution pursuant to this Section 12.05 is delayed for administrative reasons, and the Member dies on or after his Distribution Date, but before the Mandatory Lump-Sum Distribution is paid to him, the Mandatory Lump-Sum Distribution shall be paid to his personal representative.

     12.06  Distribution Date.
            -----------------

     (a) Except as otherwise provided in this Section 12.06 or Section 12.04, 12.05, or 12.11, the Distribution Date of a Member who is entitled to a distribution pursuant to this Article shall be his Normal Retirement Date.

     (b) (1) A Member who Severs from Service before his Normal Retirement Date may designate any date thereafter and on or before his Normal Retirement Date as his Distribution Date. A Member may make an election under this Section 12.06(b) only if the election meets the requirements imposed by paragraph (2), below.

            (2) A Member may make an election under this Section, or revoke any such election, before his Distribution Date, but only after the Member receives the notice required by Section 12.02. Any such election, and any revocation of a previous election, shall be made in a form satisfactory to the Committee and delivered to the Committee within the period prescribed by the preceding sentence.

            (3) A Member may not make an election under this Section, or revoke an election previously made under this Section, on or after the Member's Distribution Date.

     (c) Subject to the provisions of Sections 12.05 and 12.11, a Member who Severs from Service by reason of Retirement or Disability or after attaining Normal Retirement Age may elect that his Distribution Date shall be a date (designated by the Member) that occurs in the Plan Year following the Plan Year in which his Severance from Service occurs.

     (d) Subject to the provisions of Sections 12.06(c) and 12.11, the Distribution Date of a Member who Severs from Service after his Normal Retirement Date shall occur as soon as practicable after his Severance from Service.

     (e) Unless the Member elects otherwise in writing, the Member's Distribution Date shall not occur later than the 60th day after the close of the Plan Year in which the latest of the following occurs: (i) the Member's attainment of Normal Retirement Age, (ii) the tenth anniversary of the year in which the Member commenced participation in the Plan, or (iii) the Member terminates employment with the Company and the Affiliates. This subsection is designed solely to comply with the provisions of Section 401(a)(14) of the Code and Section 206(a) of ERISA; this subsection does not give a Member the right to postpone the Distribution Date beyond the date otherwise required by the terms of the Plan.

     (f) Notwithstanding any other provision of the Plan, a payment shall not be considered to be made after the Distribution Date merely because actual payment is reasonably delayed for the calculation and/or distribution of the benefit amount if all payments due are actually made.

     (g) If a Voluntary Lump-Sum Distribution pursuant to this Article XII is delayed for administrative reasons, and the Member dies after his Distribution Date, but before the Voluntary Lump-Sum Distribution is paid to him, the Voluntary Lump-Sum Distribution shall be paid to his personal representative.

     (h) If a Pre-Tax Contribution, After-Tax Contribution, or Company Matching Contribution is credited to a Member's Account after the Value of his Account has been distributed in its entirety pursuant to this Article XII, the Value of the Member's Account (reflecting such contribution) shall be distributed in accordance with the generally applicable provisions of this
Article XII and without regard to any election made by the Member with respect to the prior distribution.

     12.07  Death.  Except as otherwise provided in Sections 12.05 and 12.06(g),
            -----
upon the death of a Member, the Value of the Member's nonforfeitable interest in his Account shall be distributed to his Beneficiary as of the Valuation Date coincident with or next following the Member's Normal Retirement Date or as of such earlier Valuation Date as the Beneficiary may elect (on or before such Valuation Date) in such form and manner, and at such time, as the Committee shall prescribe; provided that if, as of any date after the Member's death, the Value of the Member's Account does not exceed $5,000, the Beneficiary shall receive an immediate Mandatory Lump-Sum Distribution equal to such Value in accordance with Section 12.05.

     12.08  Designation of Beneficiary.
            --------------------------

     (a) Subject to the remaining provisions of this Section, a Member may designate a Beneficiary under the Plan at any time.

     (b) Subject to the remaining provisions of this Section, a Member may revoke a prior designation of a Beneficiary at any time by filing a written notice of revocation with the Committee and may designate a new Beneficiary by filing a written designation with the Committee. No such revocation or designation shall be effective unless and until it is received by the Committee before the Member's death in a form and manner that is acceptable to the Committee.

     (c) Subject to the remaining provisions of this Section, if a Member designates his spouse as his Beneficiary, that designation shall not be revoked or otherwise altered or affected by any

          (1) change in the marital status of the Member and such spouse,

          (2) agreement between the Member and such spouse, or

          (3) judicial decree (such as a divorce decree) affecting any rights that the Member and such spouse might have as a result of their marriage, separation, or divorce (except to the extent that a Qualified Domestic Relations Order directs the designation of a Beneficiary), until and unless the Member revokes his prior designation of Beneficiary and designates a Beneficiary in accordance with this Section, it being the intent of the Plan that any change in the designation of a

Beneficiary hereunder may be made by the Member only in accordance with the provisions of this Section or pursuant to a Qualified Domestic Relations Order.

     (d) Notwithstanding the preceding provisions of this Section, a Member's designation of a Beneficiary other than his Surviving Spouse shall be effective only with the written consent of such Surviving Spouse, witnessed by a representative of the Plan or a notary public, unless the Committee determines that spousal consent cannot be obtained because there is no Surviving Spouse, because the Surviving Spouse cannot be located, or because of other circumstances specified by the Secretary of the Treasury. The consent of a spouse to a Member's designation of a Beneficiary shall be effective only with respect to that spouse and shall not be effective with respect to any subsequent spouse. In the absence of spousal consent in accordance with this Section, a Member who is married on the date of his death shall be deemed to have designated his Surviving Spouse as his Beneficiary unless and to the extent that such designation is inconsistent with a Qualified Domestic Relations Order.

     (e) After a Member's death, the Member's Beneficiary shall have the same rights and options under the Plan as a Member who is a former Employee of the Company and the Affiliates, including the right to designate a Beneficiary. For example, a Beneficiary shall not have the right to make contributions to the Plan or to obtain a Loan from the Plan.

     12.09  Payment Medium.
            --------------

     (a) A distribution pursuant to this Article shall be derived from the Investment Funds in which the applicable Account is invested, in proportion to the percentage of the Account invested in each Investment Fund.

     (b) A distribution from any Investment Fund other than The Walt Disney Company Common Stock Fund shall be paid in cash.

     (c) A distribution from The Walt Disney Company Common Stock Fund shall be made in shares of Common Stock (except that the value of fractional shares shall be distributed in cash); provided that the distributee may elect to receive such a distribution entirely in cash.

     12.10  Risk of Loss.  The Value of a Member's nonforfeitable interest in
            ------------
his Account shall continue to be adjusted to reflect the investment performance of the Investment Fund(s) in which his Account is invested (and shall therefore remain subject to the risk of loss) during the period between the Member's Severance from Service and the date when the Member's nonforfeitable interest in his Account has been distributed in full.

     12.11  Minimum Required Distributions.
            ------------------------------

     (a) The Plan is designed to satisfy the requirements of Section 401(a)(9) of the Code and the Treasury Regulations thereunder without regard to the provisions of this Section 12.11. Nevertheless, to ensure that the Plan complies with those requirements, this Section 12.11 has been added to the Plan. The sole purpose of this Section 12.11 is to limit the manner in which benefits are paid under the Plan to accord with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations thereunder. This Section 12.11 should be interpreted in a manner consistent with that purpose. The provisions of this
Section 12.11 shall override any distribution options under the Plan that are inconsistent with the requirements of Section 401(a)(9) of the Code and the Treasury

Regulations thereunder. This Section 12.11 does not confer any rights or benefits upon any person.

     (b) Notwithstanding any other provision of the Plan, except as provided in the following subsection (c) the distribution of the Value of a Member's nonforfeitable interest in his Account shall commence not later than April 1 of the calendar year following the later of (1) the calendar year in which he attains age 70 1/2 and (2) the calendar year in which he retires from employment with the employer maintaining the Plan.

     (c) Clause (2) of the preceding subsection (b) shall not apply to a Member who is a 5% owner (as defined in Section 416(i)(1)(B) of the Code) with respect to the Plan Year ending with or within the calendar year in which he reaches age 70 1/2. In addition, a Member who became a Member before January 1, 1997, and attains age 70 1/2 before January 1, 1999, may irrevocably elect, at the time and in the manner prescribed by the Committee, to disregard clause (2). Members who were receiving distributions as of December 31, 1996, that were required by this Section as in effect on that date shall not have any right based on clause (2) to stop such distributions.

     (d) Unless the mode of distribution is a single payment, the Value of a Member's nonforfeitable interest in his Account shall be paid over a period not extending beyond the Member's life or life expectancy, or the joint lives or joint life expectancies of the Member and his Spouse or joint annuitant. If the Member's entire benefit is to be distributed over a period longer than one year, then the amount to be distributed each year shall be no less than the amount prescribed by the Treasury Regulations under Section 401(a)(9) of the Code.

     (e) If a Member dies before his Distribution Date, any benefit payable after his death shall be distributed to his Surviving Spouse in accordance with this Article XII and shall not begin later than the April 1 following the date on which the Member would have attained age 70 1/2 (or, if later, the first day of the month coincident with or next following the Member's death).

     (f) Payments shall not be made under the Plan pursuant to any payment schedule authorized by the Plan unless the payment schedule satisfies the incidental benefit requirement set forth in Section 401(a)(9)(G) of the Code and the Treasury Regulation thereunder.

     (g) This Section 12.11 shall not apply to any method of distribution designated in writing by a Member under the terms of the Plan (or any predecessor thereof) before January 1, 1985, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982.

     12.12  Direct Rollover.  If a Member, a Surviving Spouse, or an Alternate
            ---------------
Payee named in a Qualified Domestic Relations Order is entitled to receive an "eligible rollover distribution" (within the meaning of Section 402(c)(4) of the Code) from the Plan on or after January 1, 1993, the Plan shall, at the election of the recipient, make a direct rollover of the taxable portion of the distribution to an eligible retirement plan. Notwithstanding the foregoing, the recipient may not make a direct rollover if the Corporation reasonably expects the total of such "eligible rollover distributions" from the Plan to the recipient to be less than $200 in the Plan Year; and if a recipient elects to have only a portion of an "eligible rollover distribution" paid to an eligible retirement plan in a direct rollover, that portion must be at least $500. This
Section 12.12 is intended, and shall be construed, solely to satisfy the direct rollover requirements of Section 401(a)(31) of the Code: it shall not confer any rights other than those required under Section 401(a)(31) and the Treasury Regulation thereunder.

                                 ARTICLE XIII


                                ADMINISTRATION
                                --------------

     13.01  Employee Benefits Committee.  The Employee Benefits Committee shall
            ---------------------------
consist of not less than three persons who shall be appointed by the Board of Directors. The members of the Committee may, but need not, be employees, officers, or directors of the Company or an Affiliate. The number of members of the Committee may be increased from time to time by the Board, and such new members shall be appointed by the Board, provided that the total number of members shall at all times be not less than three. Before becoming a member of the Committee, any person appointed to the Committee must accept his appointment in writing. Any member of the Committee may be removed by the Board at any time with or without cause. Any member of the Committee may resign by submitting a written resignation to the Board, and such resignation shall be effective on the date of receipt or on any subsequent date specified therein. A vacancy on the Committee shall be filled by the Board.


     13.02  Chairman and Secretary.  The Committee shall select a Chairman and
            ----------------------
may select a Secretary (who may, but need not be, a member of the Committee) to keep its records and to assist it in the performance of its duties.

     13.03  Committee Meetings and Votes.  The Committee shall hold meetings at
            ----------------------------
such time and place and upon such notice as the Committee may from time to time determine. A majority of the members of the Committee at the time in office shall constitute a quorum. All actions by the Committee shall be by majority vote of the Committee members present at such a meeting, but the Committee may also act without a meeting by consent of a majority of its members evidenced by a resolution signed by a majority of the members then in office. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself or solely to his rights or benefits under the Plan.

     13.04  Evidence of Action of the Committee.  The Committee may authorize
            -----------------------------------
one or more of its members to sign on its behalf any instructions, notices, or certifications to the Trustee or to any other person.

     13.05  Records and Reports.  The Committee shall maintain records of its
            -------------------
actions and determinations in administering the Plan. All such records, together with such other documents as may be necessary for the administration of the Plan, shall be preserved by the Committee.

     13.06  Powers and Duties of the Committee.  The Committee shall be a named
            ----------------------------------
fiduciary of the Plan and shall have the authority to control and manage the operation and administration of the Plan. The Committee shall have such discretionary power as may be necessary to carry out the provisions of the Plan and to perform its duties hereunder, including, without limiting the generality of the foregoing, the discretionary power to:

     (a) promulgate and enforce such rules and regulations as it shall deem necessary or appropriate for the administration of the Plan;

     (b) interpret the Plan and decide all matters arising thereunder, including the right to remedy possible ambiguities, inconsistencies, and omissions;

     (c) resolve questions relating to individuals' eligibility for participation in the Plan, vesting, forfeitures, the amounts and manner of distribution, and the status of persons as Employees, Eligible Employees, Members, spouses, Surviving Spouses, Beneficiaries, and Alternate Payees;

     (d) require any person to furnish such documentation, information, or other matter as the Committee may require for the proper administration of the Plan and as a prerequisite to any payment or distribution by the Plan;

     (e) direct that the Fund be used to pay the reasonable administration expenses of the Plan;

     (f) employ or retain one or more persons to render advice with respect to its responsibilities under the Plan;

     (g) employ or retain one or more persons to assist in the administration of the Plan; and

     (h) impose reasonable restrictions (including temporary prohibitions) on Members' contribution elections, changes in contribution elections, investment elections, changes in investment elections, loans, withdrawals, and distributions to accommodate the administrative requirements of the Plan.

          All decisions of the Committee relating to matters within its jurisdiction shall be final.

     13.07  Professional Assistance.  The Committee may engage accountants,
            -----------------------
attorneys, actuaries, physicians, and such other personnel as it deems necessary or advisable for the proper administration of the Plan. The fees and costs of such services shall be paid by the Company unless they are paid out of the Fund. The Committee shall be entitled to obtain and act on the basis of all tables, valuations, certificates, opinions, and reports furnished by any accountant, attorney, actuary, physician, or other person so engaged.

     13.08  Allocation and Delegation of Committee Responsibilities.  The
            -------------------------------------------------------
Committee may allocate among any of the members of the Committee any of the responsibilities of the Committee under the Plan or delegate to any person (including a third-party administrator) not a member of the Committee authority to carry out any of the responsibilities of the Committee under the Plan. Any such allocation or delegation shall be made pursuant to a written instrument executed by each of the members of the Committee then in office or pursuant to a contract between a third-party administrator and the Corporation and approved by the Committee. Unless such written instrument or contract specifies otherwise, the one or more persons to whom responsibility is allocated or delegated pursuant to this Section shall have the same discretionary powers in carrying out such responsibility as the Committee itself would have had it carried out the responsibility itself.

     13.09  Compensation and Expense.  The members of the Committee shall serve
            ------------------------
without compensation from the Plan, but the Fund shall reimburse the Committee members for all reasonable expenses incurred in the administration of the Plan except to the extent that the expenses are borne by the Company.

     13.10  Investment Responsibilities.  The Investment Committee shall have
            ---------------------------
the discretionary authority and power to:

     (a) manage (including the power to acquire and dispose of) any assets under the Plan;

     (b) appoint an Investment Manager or Managers to manage (including the authority and power to acquire and dispose of) any assets of the Plan, including the power to replace or terminate any such Investment Managers;

     (c) appoint or direct the appointment of one or more named fiduciaries that do not qualify as Investment Managers to manage (including the power to acquire and dispose of) any assets of the Plan, including the power to replace or terminate any such named fiduciaries;

     (d) designate one or more investment companies, or other common, collective, or mutual funds, as Investment Funds pursuant to Section 7.03, including the power to replace or eliminate any such Investment Funds;

     (e) allocate investment responsibilities among the Trustee, the Investment Managers, any named fiduciaries appointed pursuant to subsection (c) of this Section 13.10, and the Investment Committee itself;

     (f) periodically review and evaluate the performance of the Trustee, the Investment Funds, the Investment Managers, and any named fiduciaries appointed pursuant to subsection (c) of this Section 13.10; and

     (g) employ or retain one or more persons to render advice with respect to its responsibilities under the Plan.

     13.11  Plan Administrator.  The Corporation shall be the "administrator" of
            ------------------
the Plan for purposes of Section 3(16)(A) of ERISA.

     13.12 Multiple Fiduciary Capacities. Any person or group of persons may serve in more than one fiduciary capacity under the Plan.

                                  ARTICLE XIV


                           BENEFIT CLAIMS PROCEDURE
                           ------------------------


     14.01  Claims Procedure.  A claim for benefits under the Plan by a Member,
            ----------------
Surviving Spouse, Beneficiary, Alternate Payee, or any other person shall be filed by submitting to a person (the "claim administrator") designated by the Committee a written application on a form designated by the Committee. The claim administrator shall, within a reasonable time, consider the claim and shall issue his determination in writing. If the claim is denied in whole or in part by the claim administrator, the claim administrator shall, within a reasonable time, provide the claimant with a written notice setting forth in a manner calculated to be understood by the claimant:

     (a)    The specific reason or reasons for the denial of the claim;

     (b) Specific reference to pertinent Plan provisions on which the denial is based;

     (c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

     (d)    An explanation of the Plan's claim review procedure.

     14.02  Review Procedure.  The Committee shall provide each claimant with a
            ----------------
reasonable opportunity to appeal a denial of the claim to the Committee for a full and fair review. The claimant or his duly authorized representative shall be permitted to request a review upon written application to the Committee to review pertinent documents, and to submit issues and comments in writing. The Committee may establish such time limits within which claimants may request review of denied claims as are reasonable in relation to the nature of the benefit that is the subject of the claim and to other attendant circumstances, but which in no event shall be less than 60 days after receipt by the claimant of written notice of denial of his claim. The decision by the Committee with respect to the claim shall be made not later than 60 days after receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible but not later than 120 days after receipt of the request for review. The decision on review shall be in writing, shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based, and shall be written in a manner calculated to be understood by the claimant. To the extent permitted by law, the decision of the claim administrator (if no review is properly requested) or the decision of the Committee on review, as the case may be, shall be final and binding on all parties if it is supported by the facts that were considered and is reasonably based on the applicable provisions of law, the Plan, and the Trust Agreement.

     14.03  Required Information.  Any person eligible to receive benefits
            --------------------
hereunder shall furnish to the claim administrator or the Committee any information or evidence requested by the claim administrator or the Committee and reasonably required for the proper administration of the Plan. Failure on the part of any person to comply with any such request within a reasonable period of time shall be sufficient grounds for delay in the payment of any benefits that may be due under the Plan until such information or evidence is received by the claim administrator or the Committee. The claim administrator or the Committee may recoup from the payments to any person any amount previously paid to such person to which he was not entitled under the provisions of the Plan.

                                  ARTICLE XV


                AMENDMENT, MERGER, AND TERMINATION OF THE PLAN
                ----------------------------------------------

     15.01  Amendment of the Plan.  The Board of Directors by duly adopted
            ---------------------
written resolution may modify or amend the Plan in whole or in part, prospectively or retroactively, at any time and from time to time. The officers of the Corporation may take all actions necessary or appropriate to implement or effectuate any modification or amendment to the Plan described herein.

     15.02  Merger or Consolidation of the Plan.  To the extent that Section
            -----------------------------------
414(l) of the Code applies, the Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each Member would receive a benefit immediately after the merger, consolidation, or transfer (if each plan then terminated) that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated); provided that the foregoing provisions of this Section 15.02 shall not apply if such alternative requirements as may be imposed by the Treasury Regulations under Section 414(l) of the Code are satisfied.

     15.03  Termination of the Plan.
            -----------------------

     (a) Reservation of Right to Terminate.  While the Plan was established as a
         ---------------------------------
permanent program and the Company expects to continue the Plan indefinitely, the Corporation reserves the right to terminate the Plan, partially or in its entirety, at any time by a written resolution of the Board of Directors.

     (b)    Date of Termination.  If the Board of Directors adopts a resolution
            -------------------
to terminate the Plan, the Plan shall be terminated as of a date to be specified in the resolution.

     (c)  Rights of Affected Members.  In the event of the termination or
          --------------------------
partial termination of the Plan, or the discontinuance of contributions to the Plan, the rights of all affected Members to benefits accrued to the date of such termination, partial termination, or discontinuance, to the extent funded as of such date, shall be nonforfeitable. The benefits accrued to the date of such a termination, partial termination, or discontinuance shall be determined on the basis of the assumption that the employment of every affected Member terminated on such date (or, if earlier, on the date on which his employment actually terminated). In the event of a termination of the Plan, the benefits accrued to the date of the termination shall be funded only to the extent of the assets in the Fund as of such date; and in the event of a partial termination of the Plan, the benefits accrued by the affected Members shall be funded only to the extent that they would have been funded in the event of a complete termination of the Plan occurring on the date of the partial termination. For purposes of this subsection (c), the Members affected by the termination or partial termination of the Plan, or a discontinuance of contributions to the Plan, shall not include any former Member who does not have a balance in his Account on the date of the termination, partial termination, or discontinuance.

     15.04 Design Decisions. Decisions regarding the design of the Plan shall be made in a settlor capacity and shall not be governed by the fiduciary responsibility provisions of ERISA.

                                  ARTICLE XVI


                                 MISCELLANEOUS
                                 -------------


     16.01 Employment Rights Not Affected by Plan. The adoption and maintenance of the Plan shall not be deemed to constitute a contract between the Company and any Employee. Nothing herein contained shall be deemed to give to any Employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Employee at any time, nor shall it be deemed to give the Company the right to require the Employee to remain in its employ, nor shall it interfere with the Employee's right to terminate his employment.

     16.02  Booklets and Brochures Subject to Plan Provisions.  The Company
            -------------------------------------------------
shall from time to time issue to Members one or more booklets or brochures summarizing the Plan. In the event of any conflict between the terms of the Plan document and Trust Agreement and the terms of the booklets and brochures, the terms of the Plan document and Trust Agreement shall control.

     16.03  Doubt as to Identity.
            --------------------

     (a) If at any time any doubt exists as to the identity or whereabouts of any person entitled to payment hereunder or the amount or time of such payment, the Corporation may direct the Trustee either (i) to hold such sum in trust, uninvested, and without interest, until distribution is ordered by a court of competent jurisdiction, or (ii) to pay such sum into court in accordance with appropriate rules of law.

     (b) If, after reasonable efforts, the Committee is unable to determine the whereabouts of any person entitled to payment hereunder within three years after such sum first becomes payable, the Account of such person shall be forfeited and shall be treated as an actuarial gain that shall be used to reduce Company Matching Contributions to the Plan in accordance with Article V. For purposes of the preceding sentence, notice by registered mail sent to such person's most recent address (as reflected in the Plan records) at least once in each of three successive years shall constitute reasonable efforts to locate such person. If, however, such person subsequently makes proper claim to the Company for such sum, the forfeited benefit shall be reinstated, and shall be distributed in accordance with the terms of the Plan.

     16.04  Liability Limited.  Except as and to the extent otherwise provided
            -----------------
by applicable law, no liability whatever shall attach to or be incurred by the shareholders, directors, officers, or employees of the Company or any Affiliate under or by reason of any of the terms and conditions contained in the Plan or in any of the contracts procured pursuant thereto or implied therefrom.

     16.05 Overpayments. If any overpayment of benefits is made under the Plan, the amount of the overpayment may be set off against further amounts payable to or on account of the person who received the overpayment until the overpayment has been recovered. The foregoing remedy is not intended to be exclusive.

     16.06  Incapacity.  If any person is unable to care for his affairs because
            ----------
of illness or accident, unless a duly qualified guardian or other legal representative has been appointed, any payment due from the Plan to that person may be paid, for the benefit of such person, to his spouse, parent, brother, sister, or other person deemed by the Committee to have incurred expenses for such person.

     16.07  Assignment and Liens.
            --------------------

     (a)    Nonalienability of Benefits.  Subject to subsections (b) and (c),
            ---------------------------
below, the right of any person to any benefit or payment under the Plan shall not be subject to alienation, transfer, assignment, or encumbrance, or otherwise subject to lien, and any such attempt to alienate, transfer, assign, or encumber any benefit or payment under the Plan shall be null and void.

     (b)    Exception for Qualified Domestic Relations Orders.  Subsection (a),
            -------------------------------------------------
above, shall not apply to payments made pursuant to a Qualified Domestic Relations Order. The following rules shall apply with respect to Qualified Domestic Relations Orders:

            (1)  Establishment of Procedure.  The Committee shall establish
                 --------------------------
reasonable written procedures to determine the qualified status of domestic relations orders and to administer distributions under orders determined to be Qualified Domestic Relations Orders, which procedures may include, without limitation, the adoption of one or more model Qualified Domestic Relations Orders. Such procedures shall be consistent with the requirements of Section 206(d) of ERISA and Sections 401(a)(13) and 414(p) of the Code. The Committee shall promptly notify the affected Member and any other Alternate Payee of the receipt of a domestic relations order and the procedures for determining the qualified status of domestic relations orders. Within a reasonable period after the receipt of such order, the Committee shall determine whether such order is a Qualified Domestic Relations Order and shall notify the Member and each Alternate Payee of such determination.

            (2) Disposition of Benefits Pending Determination.  During any
                ---------------------------------------------
period in which the qualified status of a domestic relations order is being determined (by the Committee, by a court, or otherwise), the Committee shall make arrangements to account separately for the amounts that would have been payable to each Alternate Payee if the order had been determined to be a Qualified Domestic Relations Order. If within 18 months of the receipt of the order, the order (or modification thereof) is determined to be a Qualified Domestic Relations Order, the Plan shall pay the amounts that have been separately accounted for to the person or persons entitled thereto. If within 18 months of the receipt of the order, it is determined that the order is not qualified, or the issue as to whether the order is qualified is not resolved by the end of the 18-month period, then the Plan shall pay the amounts that have been separately accounted for to the person or persons, if any, who would have been entitled to payment of such amounts if there had been no order. Any determination that an order is qualified which is made after the close of the 18-month period shall apply prospectively only.

            (3)  Multiple Spouses.  If, as a result of a Qualified Domestic
                 ----------------
Relations Order, a Member is treated as having more than one spouse, the amount of benefits payable with respect to the Member under the Plan shall not exceed the amount of benefits that would be payable if he had only one spouse.

            (4)  Restrictions on Distributions.  If a Qualified Domestic
                 -----------------------------
Relations Order requires distribution to an Alternate Payee of all or a portion of the Value of a Member's nonforfeitable interest in his Account, such distribution shall be made without regard to the restriction set forth in
Section 12.01.

     (c)    General Limitation. This Section 16.07 is intended to satisfy the
            ------------------
requirements of Section 206(d) of ERISA and Sections 401(a)(13) and 414(p) of the Code. This Section 16.07 shall not be construed in a manner that would impose limitations that are more stringent than those required by Section 206(d) of ERISA and Sections 401(a)(13) and 414(p) of the Code. Thus, this Section 16.07 shall not restrict the alienation, transfer, assignment, or encumbrance of any benefit or payment under the Plan to the extent such alienation, transfer, assignment, or encumbrance is permitted under Section 206(d) of ERISA and Sections 401(a)(13) and 414(p) of the Code, and the regulations thereunder. If Congress should provide by statute, or the United States Labor Department, the United States Treasury Department, or the Internal Revenue Service should provide by regulation, ruling, or other guidance of general applicability, that any restriction set forth in this Section 16.07 is no longer necessary for the Plan to meet the requirements of Section 206(d) of ERISA or Section 401(a) of the Code or any other applicable provision of ERISA or the Code then in effect, such restriction shall become void and shall no longer apply, without the necessity of further amendment to the Plan.

     16.08  Withholding Taxes.  The Committee may make any appropriate
            -----------------
arrangements to deduct from all amounts paid under the Plan any taxes reasonably determined to be required to be withheld by any government or government agency. The Member, Surviving Spouse, Beneficiary, or Alternate Payee, as the case may be, shall bear all taxes on amounts paid under the Plan to the extent that no taxes are withheld, irrespective of whether withholding is required.

     16.09  Titles and Headings Not to Control.  The titles to articles and the
            ----------------------------------
headings of sections, subsections, paragraphs, and subparagraphs in the Plan are placed herein for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     16.10  Notice of Process.  In any action or proceeding involving the Fund,
            -----------------
or any property constituting part or all thereof, or the administration thereof, the Company, the Committee, and the Trustee shall be the only necessary parties, and no Member, spouse, Surviving Spouse, Beneficiary, Alternate Payee, or other person having or claiming to have an interest in the Fund or under the Plan shall be entitled to any notice of process unless such notice is required by federal law.

     16.11  Nonreversion.  Except as provided in Section 5.07, all Plan assets
            ------------
shall be used for the exclusive benefit of Members, their Surviving Spouses, Beneficiaries, and Alternate Payees and for the payment of the reasonable expenses of administering the Plan and shall not revert to the Company.

     16.12  Governing Law.  The Plan shall be construed, administered and
            -------------
regulated in accordance with the provisions of ERISA and, to the extent not preempted thereby, in accordance with the laws of the State of New York.

     16.13  Interpretation of Plan and Trust.  It is the Company's intention
            --------------------------------
that the Plan shall be a qualified profit-sharing plan under Section 401(a) of the Code, that the Trust shall be exempt from federal income tax under Section 501(a) of the Code, and that the Plan and the Trust Agreement shall satisfy the applicable requirements of ERISA. The Plan and the Trust Agreement shall be construed to effectuate the foregoing intention.

     16.14  Severability.  If any provision of the Plan should be held illegal
            ------------
or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

     16.15  Complete Statement of Plan.  This document is a complete statement
            --------------------------
of the Plan and, as
of April 1, 1998, supersedes all prior plans. The Plan may be amended, modified, or terminated only in writing and then only as provided in Sections 15.01 and 15.03.

                                 ARTICLE XVII


                           TOP-HEAVY PLAN PROVISIONS
                           -------------------------

     17.01  Application of Article XVII.  This Article XVII shall apply only if
            ---------------------------
the Plan is Top-Heavy, as defined below. If, as of any Top-Heavy Determination Date, as defined below, the Plan is Top-Heavy, the provisions of Section 17.04 shall take effect as of the first day of the Plan Year next following the Top-Heavy Determination Date and shall continue to be in effect until the first day of any subsequent Plan Year following a Top-Heavy Determination Date as of which it is determined that the Plan is no longer Top-Heavy.

     17.02  Definitions Concerning Top-Heavy Status.  In addition to the
            ---------------------------------------
definitions set forth in Article I, the following definitions shall apply for purposes of this Article XVII, and shall be interpreted in accordance with the provisions of Section 416 of the Code and the Treasury Regulations thereunder:

            (1)  Aggregation Group - a group of Company Plans consisting of each
                 -----------------
Company Plan in the Required Aggregation Group and each other Company Plan selected by the Corporation for inclusion in the Aggregation Group that would not, by its inclusion, prevent the group of Company Plans included in the Aggregation Group from continuing to meet the requirements of Sections 401(a)(4) and 410 of the Code.

            (2)  Annual Compensation - compensation for a calendar year within
                 -------------------
the meaning of Treasury Regulation Section 1.415-2(d)(11)(ii) to the extent that such compensation does not exceed the annual compensation limit in effect for the calendar year under Section 401(a)(17) of the Code.



            (3)  Company Plan - any Tax-Qualified Plan of the Companies.
                 ------------

            (4)  Key Employee - any employee of the Companies who satisfies
                 ------------
the criteria set forth in Section 416(i)(1) of the Code.

            (5)  Required Aggregation Group - one or more Company Plans
                 --------------------------
comprising each Company Plan in which a Key Employee is a participant and each Company Plan that enables any Company Plan in which a Key Employee is a participant to meet the requirements of Section 401(a)(4) or 410 of the Code.

            (6)  Top-Heavy - the Plan is included in an Aggregation Group under
                 ---------
which, as of the Top-Heavy Determination Date, the sum of the present value of the cumulative accrued benefits of the Key Employees under all defined benefit plans in the Aggregation Group and the aggregate value of the accounts of Key Employees under all defined contribution plans in the Aggregation Group exceeds 60 percent of the analogous sum determined for all employees. The determination of whether the Plan is Top-Heavy shall be made in accordance with Section 416(g)(2)(B) of the Code and the Treasury Regulations thereunder.

            (7)  Top-Heavy Determination Date - the December 31 immediately
                 ----------------------------
preceding the Plan Year for which the determination is made.

            (8)  Top-Heavy Ratio - the percentage calculated in accordance with
                 ---------------
paragraph (6),
above, and Section 416(g)(2) of the Code and the Treasury Regulations thereunder.

            (9)  Top-Heavy Year - a Plan Year for which the Plan is Top-Heavy.
                 --------------

     17.03  Calculation of Top-Heavy Ratio.  The Top-Heavy Ratio with respect to
            ------------------------------
any Plan Year shall be determined in accordance with the following rules:

            (1)  Determination of Accrued Benefits.  The accrued benefit of any
                 ---------------------------------
current Member shall be calculated, as of the most recent valuation date that is within a 12-month period ending on the Top-Heavy Determination Date, as if the Member had voluntarily terminated employment as of such valuation date. Such valuation date shall be the same valuation date used for computing plan costs for purposes of the minimum funding provisions of Section 412 of the Code. Unless, as of the valuation date, the Plan provides for a nonproportional subsidy, the actuarial present value of the accrued benefit shall reflect a retirement income commencing at age 65 (or attained age, if later). If, as of the valuation date, the plan provides for a nonproportional subsidy, the benefit shall be assumed to commence at the age at which the benefit is most valuable.

            (2)  Aggregation.  The Plan shall be aggregated with all Company
                 -----------
Plans included in the Aggregation Group.

     17.04  Effect of Top-Heavy Status.
            --------------------------

     (a)  Minimum Contribution.  Notwithstanding Article V, as of the last day
          --------------------
of each Top-Heavy Year, the Company shall make, for each Member, (i) the Company contributions it otherwise would have made under the Plan for such Top-Heavy Year, or if greater, (ii) contributions for such Top-Heavy Year that, when added to the contributions made by the Company for such Member (and any forfeitures allocated to his accounts) for such Top-Heavy Year under all other defined contribution plans of the Company, aggregate three percent of his Compensation; provided that the Plan shall meet the requirements of this subsection (a) and subsection (b), below, without taking into account Pre-Tax Contributions or other employer contributions attributable to a salary reduction or similar arrangement.

     (b)  Accelerated Vesting.  A Member who has completed at least three years
          -------------------
of Service and who is credited with an Hour of Service in a Top-Heavy Year shall have a nonforfeitable interest in his Account. For purposes of determining whether the Member's interest in his Account is nonforfeitable under the preceding sentence, Section 411(a)(3)(B) and (a)(3)(D) of the Code (relating to suspension of benefits and forfeitures upon withdrawal of mandatory contributions, respectively) shall not apply.

     (c)  Reduction in Section 415 Limits.  For purposes of applying Section
          -------------------------------
6.05, the provisions of Section 415(e)(2)(B) and (e)(3)(B) of the Code shall be applied by substituting "1.0" for "1.25" therein. If application of the preceding sentence would otherwise cause a Member to exceed the limits imposed by Section 6.05, then application of the preceding sentence shall be suspended with respect to the Member until he no longer exceeds the limits of Section 6.05, as modified by the preceding sentence. In accordance with Section 416(h)(3) of the Code and the Treasury Regulation thereunder, during the period of such suspension there shall be no Company contributions, forfeitures, or voluntary nondeductible contributions allocated to the Member's accounts under the Plan or any other defined contribution plan of the Companies and no accruals for the Member under any defined benefit plan of the Companies. In addition, during the period of such suspension, for purposes of applying Section 6.05 to the Member, Section 415(e)(6)(B)(i) of the Code shall be applied as modified by Section 416(h)(4) of the Code.

     (d)    Inapplicability to Union Employees.  The preceding provisions of
            ----------------------------------
this Section 17.04 shall not apply with respect to any employee included in a unit of employees covered by an agreement that the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Company, if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and the Company.

     17.05  Effect of Discontinuance of Top-Heavy Status.  If, for any Plan Year
            --------------------------------------------
after a Top-Heavy Year, the Plan is no longer Top-Heavy, the provisions of
Section 17.04 shall not apply with respect to such Plan Year, except that:

            (1) The accrued benefit of any Member shall not be reduced on account of the operation of this Section 17.05;

            (2) Each Member shall remain fully vested in any portion of the Member's accrued benefit that was fully vested before the Plan ceased to be Top-Heavy; and

            (3) Any Member who was a Member in a Top-Heavy Year and who has completed at least three years of Service as of the first day of the Plan Year in which the Plan is no longer Top-Heavy may elect to remain subject to the provisions of Section 17.04(b).

     17.06  Intent of Article XVII.  This Article XVII is intended to satisfy
            ----------------------
the requirements imposed by Section 416 of the Code and shall be construed in a manner that will effectuate this intent. This Article XVII shall not be construed in a manner that would impose requirements on the Plan that are more stringent than those imposed by Section 416 of the Code.

          IN WITNESS WHEREOF, ABC, Inc. has caused this instrument to be signed by its duly authorized officer and its corporate seal to be hereunto affixed on the __________ day of March, 1998.


                                        ABC, INC.


                                        By_____________________________________

                                  SCHEDULE I


           SPECIAL PROVISIONS APPLICABLE TO CERTAIN FORMER EMPLOYEES
           ---------------------------------------------------------
                             OF ABC RECORDS, INC.
                             --------------------

          Any Employee of ABC Records, Inc. who Severed from Service as a result of the sale of the assets of ABC Records, Inc. to MCA Inc. on March 4, 1979, shall be fully vested in the Value of his Account which is attributable to Company Matching Contributions allocated to his Account as of the date of such Severance from Service.

                                  SCHEDULE II


         SPECIAL PROVISIONS APPLICABLE TO CERTAIN FORMER EMPLOYEES OF
         ------------------------------------------------------------
                           R. L. WHITE COMPANY, INC.
                           -------------------------

          Any Employee of R. L. White Company, Inc. who Severed from Service as a result of the closing of the Information Systems division or the Multiple Listing Services division of R. L. White Company, Inc. on or about March 31, 1982, or the closing of the remainder of R. L. White Company, Inc. on or about June 30, 1982, shall be fully vested in the Value his Account which is attributable to the Company Matching Contributions allocated to his Account as of the date of such Severance from Service.

                                 SCHEDULE III

           SPECIAL PROVISIONS APPLICABLE TO MEMBERS ON JULY 1, 1983
           --------------------------------------------------------

          Notwithstanding anything in the Plan to the contrary, any Employee who is a Member, or is eligible to become a Member on July 1, 1983, may make any number of elections with respect to his contributions and/or the investment of the Value of his Account attributable to his contributions, and such elections shall not be considered for purposes of the restrictions on the number of such elections permitted in any period of time by the Plan; provided that such elections are made on or before August 31, 1983, and are effective no earlier than July 1, 1983, and no later than September 1, 1983.

          Notwithstanding anything in the Plan to the contrary, all suspensions of a Member's right to contribute to the Plan that are in effect on July 1, 1983, shall be deemed to be terminated on such date, and any Member who had incurred such a suspension shall be eligible to make contributions to the Plan as of and from July 1, 1883, or such later date as may be permitted for the resumption of contributions and selected by the Member.

                                  SCHEDULE IV

          SPECIAL PROVISIONS APPLICABLE TO FORMER MEMBERS OF THE ABC
          ----------------------------------------------------------
                LEISURE MAGAZINES, INC. RETIREMENT SAVINGS PLAN
                -----------------------------------------------

          Effective January 1, 1984, notwithstanding any other Section of the Plan, the following provisions shall apply to any former member of the ABC LEISURE MAGAZINES, INC. RETIREMENT SAVINGS PLAN (the "LM Plan"), which was merged into the Plan on or about January 1, 1984, and who is now a Member of the
Plan:

     (a) (1) If the Member was fully vested under the LM Plan in the amount credited to his account which was attributable to Company Contributions (as defined in the LM Plan) immediately before the merger, he shall be fully vested in the Value of his Account which is attributable to Company Matching Contributions

          (i) as of the effective date of the merger; and

          (ii) after the effective date of the merger; and

          (2) If the Member was not fully vested under the LM Plan in the amount credited to his account which was attributable to Company Contributions (as defined in the LM Plan) immediately before the merger, he shall be vested in the Value of his Account which is attributable to Company Matching Contributions to not less than the same extent that he would have been vested had there been no merger and the provisions of the LM Plan still governed.

     (b) The Member's Service and Hours of Service shall include all Years of Service and Hours of Service (as defined in Section 1 of the LM Plan) credited to the Member under the LM Plan immediately before the merger.

     (c) The last paragraph of Section 3 of the Plan (as in effect at the time of the merger) shall not apply to any amounts attributable to Company Contributions (as defined in the LM Plan) credited to his Account immediately before the merger.

                                  SCHEDULE V

         SPECIAL PROVISIONS APPLICABLE TO CERTAIN FORMER EMPLOYEES OF
         ------------------------------------------------------------
              SILVER SPRINGS, INC. AND WEEKI-WACHEE SPRING, INC.
              --------------------------------------------------

          Any Employee of Silver Springs, Inc. and Weeki-Wachee Spring, Inc. on the date of the sale of the stock of ABC Leisure Attractions, Inc. (scheduled to occur on or about May 25, 1984) shall be fully vested in the Value of his Account which is attributable to Company Matching Contributions as of the date of such sale and shall be deemed to have Severed from Service as of such date.

                                  SCHEDULE VI

            SPECIAL PROVISIONS APPLICABLE TO EMPLOYEES OF ABC RADIO
            -------------------------------------------------------
                                 DALLAS, INC.
                                 ------------

          In the case of any Employee of ABC Radio Dallas, Inc. who was employed by KIXK(FM) on July 16, 1984, Service shall include service with KIXK(FM) before its acquisition by American Broadcasting Companies, Inc. on July 16, 1984.

          Contributions of Members and Company Matching Contributions made on behalf of such Members shall be made based on the Member's Compensation received on and after October 1, 1984.

                                 SCHEDULE VII

        SPECIAL PROVISIONS APPLICABLE TO CERTAIN EMPLOYEES OF STATIONS
        --------------------------------------------------------------
         WABC-AM, WPLJ-FM, WLS-AM/FM, WRIF-FM, KSRR-FM, KTKS-FM, KABC
         ------------------------------------------------------------
           -AM, KLOS-FM, KGO-AM AND WXYZ-TV AND CERTAIN EMPLOYEES OF
           ---------------------------------------------------------
        THE ABC RADIO DIVISION STAFF AND THE ABC OWNED RADIO STATIONS
        -------------------------------------------------------------
                                     STAFF
                                     -----

          Any Eligible Employee of stations WABC-AM, WPLJ-FM, WLS-AM/FM, WRIF-FM, KSRR-FM, KTKS-FM, KABC-AM, KLOS-FM, KGO-AM AND WXYZ-TV and any Employee of the ABC Owned Radio Station Staff and the ABC Radio Division Staff, with the exception of the President, ABC Radio, who Severed from Service as a result of the divestiture by the Company of any of the said stations and in connection with the merger of American Broadcasting Companies, Inc. and Capital Cities Communications, Inc. on or about the merger date or sale date, if later, shall be fully vested in the Value of his Account which is attributable to Company Matching Contributions.

                                 SCHEDULE VIII

         SPECIAL PROVISIONS APPLICABLE TO CERTAIN FORMER EMPLOYEES OF
         ------------------------------------------------------------
                         ABC CONSUMER MAGAZINES, INC.
                         ----------------------------

          Any Employee of ABC Consumer Magazines, Inc. who Severed from Service as a result of the sale of Modern Photography and High Fidelity Magazines to Diamandis Communications, Inc. on June 6, 1989, shall be fully vested in the Value of his Account which is attributable to Company Matching Contributions.

                                 SCHEDULE IX



            SPECIAL PROVISIONS APPLICABLE TO FORMER MEMBERS OF THE
            ------------------------------------------------------
                   SATELLITE MUSIC NETWORK INC. 401(k) PLAN
                   ----------------------------------------


     1. "Service" shall include all of an Employee's service with Satellite Music Network, Inc. before January 1, 1990.

     2. The Value of the Account attributable to Company Matching Contributions of any Member who was a participant in the Satellite Music Network, Inc. 401(k) Plan ("SMN Plan") on December 31, 1989, and who became eligible to participate in this Plan on January 1, 1990, shall be fully vested at all times.

     3. Each Member's entire interest in the SMN Plan which is transferred to this Plan upon the effectiveness of the merger (the "Merger") of the SMN Plan and this Plan ("Entire SMN Interest") shall be fully vested at all times.

     4. Each Member shall have the following investment elections with respect to his Entire SMN Interest:

     (a) A special transfer election, effective as of the date of the Merger, in accordance with which his Entire SMN Interest may be invested in the same way that Tax Deferred Contributions may be invested under Section 5(c) of the Plan (as then in effect). If a Member fails to make this special transfer election, his Entire SMN Interest shall be invested in fund (C) (as then in effect) as the effective date of the Merger.

     (b) Regular investment elections in accordance with which his Entire SMN Interest may be invested in the same way that Pre-Tax Contributions may be invested under the Plan.

     5. Except as provided in the next sentence, each Member's Entire SMN Interest shall be treated as if it were comprised entirely of Pre-Tax Contributions for all purposes of the Plan including, but not limited to, the application of the loan provisions of the Plan. The portion of a Member's Entire SMN Interest that is attributable to employer discretionary contributions shall be treated as Company Matching Contributions for the purpose of applying the withdrawal rules of Section 11.03.

     6. Any Member may obtain a Loan from the Plan with respect to his Entire SMN Interest without regard for the length of time he has been a Member.

     7. (a) In addition to any method of retirement or termination benefit distribution that may be available under the Plan, a Member may elect to receive the distribution of his Entire SMN Interest in the form of payments over a period certain in monthly, quarterly, semiannual, or annual cash installments. The period over which such payments shall be made shall not extend beyond the Member's life expectancy (or the life expectancy of the Member and his designated beneficiary).

     (b) In addition to any method of death benefit distribution that may be available under the Plan, a deceased Member's beneficiary may elect to receive the distribution of the Member's Entire SMN Interest in the form of payments in monthly, quarterly, semiannual, or annual cash installments over a period to be determined by the Member or his beneficiary.

          (i) After the commencement of the distribution of such periodic installments, the Member's beneficiary may direct the Committee to reduce the period over which such periodic installments are to be made, and the amount of each such installment shall be adjusted accordingly.

          (ii) At the election of the Member's beneficiary, the Committee shall cause the payment of any installment to be accelerated.

     (c) No method of benefit distribution may be elected under this Section unless it is in accordance with the requirements of Section 12.11.

     (d) For the purpose of this Section, the life expectancy of a Member and his spouse may, at the Member's or the spouse's election, be redetermined in accordance with the Treasury Regulations under Section 401(a)(9) of the Code. Such election, once made, shall be irrevocable. If no election is made by the date benefits must commence to be distributed under Section 401(a)(9) of the Code, such life expectancies shall not be subject to recalculation.

     8. (a) A Member who has attained age 59 1/2 may at any time elect to withdraw any or all of his Entire SMN Interest.

     (b) A Member who has not attained age 59 1/2 may at any time elect to withdraw any or all of the portions of his Entire SMN Interest (i) attributable to employer discretionary contributions and (ii) consisting of Tax Deferred Contributions if such withdrawal complies with the rules of Section 11.03.

                                  SCHEDULE X


            SPECIAL PROVISIONS APPLICABLE TO FORMER MEMBERS OF THE
            ------------------------------------------------------
              INSTITUTIONAL INVESTOR, INC. EMPLOYEE SAVINGS PLAN
              --------------------------------------------------


     1. "Service" shall include all of an Employee's service with Institutional Investor, Inc. before April 1, 1990.

     2. The Value of the Account attributable to Company Matching Contributions of any Member who was a participant in the Institutional Investor, Inc. Employee Savings Plan ("II Plan") on March 31, 1990, and who became eligible to participate in this Plan on April 1, 1990, shall be fully vested at all times.

     3. Each Member's entire interest in the II Plan which is transferred to this Plan upon the effectiveness of the merger (the "Merger") of the II Plan and this Plan ("Entire II Plan Interest") shall be fully vested at all times.

     4. Each Member shall have the following investment elections with respect to his Entire II Plan Interest:

     (a) A special transfer election, effective as of the date of the Merger, in accordance with which his Entire II Plan Interest may be invested in the same way that Tax Deferred Contributions may be invested under Section 5(c) of the Plan (as then in effect). If a Member fails to make this special transfer election, his Entire II Plan Interest shall be invested in fund (C) (as then in effect) at the effective date of the Merger.

     (b) Regular investment elections in accordance with which his Entire II Plan Interest may be invested in the same way that Pre-Tax Contributions may be invested under the Plan.

     5. Except as provided in this Section, each Member's Entire II Plan Interest shall be treated as if it were comprised entirely of Pre-Tax Contributions for all purposes of the Plan including, but not limited to, the application of the loan provisions of the Plan and the Plan's restrictions on a Member's ability to make in-service withdrawals. Notwithstanding the foregoing:

     (a) The portion of a Member's Entire II Plan Interest that is attributable to employer matching contributions shall be treated as Company Matching Contributions for the purpose of applying the withdrawal rules of Section 11.03 unless such contributions were taken into account in meeting the actual deferral percentage test of Section 401(k)(3) of the Code (the "ADP Test").

     (b) The portion of a Member's Entire II Plan Interest that is attributable to his own voluntary contributions shall be treated as After-Tax Contributions.

     6. Any Member may obtain a Loan from the Plan with respect to his Entire II Plan Interest without regard for the length of time he has been a Member.

     7. (a) In addition to any method of retirement or termination benefit distribution that may be available under the Plan, a Member may elect to receive the distribution of his Entire II Plan Interest in the form of payments over a period certain in monthly, quarterly, semiannual, or annual cash installments. The period over which such payments shall be made shall not extend beyond the Member's life expectancy (or the life expectancy of the Member and his designated beneficiary).

     (b) In addition to any method of death benefit distribution that may be available under the Plan, a deceased Member's beneficiary may elect to receive the distribution of the Member's Entire II Plan Interest in the form of payments in monthly, quarterly, semiannual, or annual cash installments over a period to be determined by the Member or his beneficiary.

          (i) After the commencement of the distribution of such periodic installments, the Member's beneficiary may direct the Committee to reduce the period over which such periodic installments are to be made, and the amount of each such installment shall be adjusted accordingly.

          (ii) At the election of the Member's beneficiary, the Committee shall cause the payment of any installment to be accelerated.

     (c) No method of benefit distribution may be elected under this Section unless it is in accordance with the requirements of Section 12.11.

     (d) For the purpose of this Section, the life expectancy of a Member and his spouse may, at the Member's or the spouse's election, be redetermined in accordance with the Treasury Regulations under Section 401(a)(9) of the Code. Such election, once made, shall be irrevocable. If no election is made by the date benefits must commence to be distributed under Section 401(a)(9) of the Code, such life expectancies shall not be subject to recalculation.

     8. (a) A Member who has attained age 59 1/2 may at any time elect to withdraw any or all of his Entire II Plan Interest.

     (b) A Member who has not attained age 59 1/2 may at any time elect to withdraw any or all of the portions of his Entire II Plan Interest attributable to employer matching contributions (unless such contributions were taken into account in meeting the ADP Test) and consisting of Tax Deferred Contributions if such withdrawal complies with the rules of Section 11.03.

                                  SCHEDULE XI



            SPECIAL PROVISIONS APPLICABLE TO FORMER MEMBERS OF THE
            ------------------------------------------------------
            EMPLOYEE STOCK OWNERSHIP PLAN OF AMERICAN BROADCASTING
            ------------------------------------------------------
                                COMPANIES, INC.
                                ---------------

     1. Any individual who was a Member of the Employee Stock Ownership Plan of American Broadcasting Companies, Inc. (the "ESOP") on July 15, 1991, the effective date of the Merger of the ESOP into this Plan (the "Merger Effective Date"), shall be a Member of this Plan on and after the Merger Effective Date.

     2. All benefits under the ESOP at the Merger Effective Date shall be credited in full under this Plan on and after the Merger Effective Date. Any and all rights provided to Members in the ESOP at the Merger Effective Date shall be preserved to such Members under this Plan on and after the Merger Effective Date.

                                 SCHEDULE XII


            SPECIAL PROVISIONS APPLICABLE TO FORMER MEMBERS OF THE
            ------------------------------------------------------
             INTERNATIONAL MEDICAL NEWS GROUP PROFIT SHARING PLAN
             ----------------------------------------------------

     1. "Service" shall include all of an Employee's service with International Medical News Group and/or Mercury Press before February 6, 1992.

     2. The Value of the Account attributable to Company Matching Contributions of any Member who was a participant in the International Medical News Group Profit Sharing Plan (the "IMNG Plan") on December 31, 1991, and who became eligible to participate in this Plan on January 1, 1992, shall be fully vested at all times.

     3. Each Member's entire interest in the IMNG Plan which was transferred to this Plan upon the effectiveness of the merger (the "Merger") of the IMNG Plan and this Plan ("Entire IMNG Interest") shall be fully vested at all times.

     4. Each Member shall have the following investment elections with respect to his Entire IMNG Interest:

     (a) A special transfer election, effective as of the date of the Merger, in accordance with which his Entire IMNG Interest may be invested in the same way that Tax Deferred Contributions may be invested under Section 5(c) of the Plan (as then in effect). If a Member fails to make this special transfer election, his Entire IMNG Interest shall be invested in fund (C) (as then in effect) at the effective date of the Merger.

     (b) Regular investment elections in accordance with which his Entire IMNG Interest may be invested in the same way that Pre-Tax Contributions may be invested under the Plan.

     5. Except as provided in paragraph 4, above, each Member's Entire IMNG Interest shall be treated as if it were comprised entirely of Company Matching Contributions for all purposes of the Plan.

     6. Any Member may obtain a Loan from the Plan with respect to his Entire IMNG Interest without regard for the length of time he has been a Member.

     7. In addition to any method or form or time of retirement, death or termination benefit distribution available under the Plan, a Member (or, in the case of death, the Member's Beneficiary) may elect to receive (or commence to receive) the distribution of the Member's Entire IMNG Interest within the 60-day period following the end of the Plan Year in which he retires, dies or Severs from Service in the form of either (a) a lump-sum distribution or (b) a series of not more than ten annual installments, determined in accordance with Article XII.

                                 SCHEDULE XIII



          SPECIAL PROVISIONS APPLICABLE TO FORMER EMPLOYEES OF RADIO
          ----------------------------------------------------------
                            STATIONS KRXY-AM AN -FM
                            -----------------------

          Any former employee of Radio Station KRXY-AM or of Station KRXY-FM whose service with KRXY Radio, Inc. was terminated as a result of either (a) the sale of all or substantially all of the assets of KRXY Radio, Inc. pursuant to the agreement between KRXY Radio, Inc. and Jefferson Pilot Communications Company ("Jefferson") dated August 20, 1992, (the "Sales Agreement") or (b) the implementation of the Time Management Brokerage Agreement between KRXY Radio, Inc. and Jefferson from and after August 31, 1992, shall be fully vested in the Value of his Account which is attributable to Company Matching Contributions, effective as of the date of the termination of his or her employment with KRXY Radio, Inc.

                                 SCHEDULE XIV


             SPECIAL PROVISIONS APPLICABLE TO EMPLOYEES OF WORD,
             ---------------------------------------------------
            INCORPORATED, AND WORD DIRECT MARKETING SERVICES, INC.
            ------------------------------------------------------

     1. All employees of Word, Incorporated and of Word Direct Marketing Services, Inc. shall be treated for all purposes of the Plan as having Severed from Service as of November 30, 1992.

     2. Each Member to whom paragraph 1 of this Schedule applies shall be fully vested in his Account as of November 30, 1992.

                                  SCHEDULE XV


                 SPECIAL PROVISIONS APPLICABLE TO EMPLOYEES OF
                 ---------------------------------------------
                 DISCRIMINATING DISTRIBUTION ENTERPRISES, INC.
                 ---------------------------------------------

     1. Effective February 1, 1994, Discriminating Distribution Enterprises, Inc. adopted the Plan and became a part of the Company within the meaning of
Section 1.01(l).

     2. The Service of each individual who is employed by Discriminating Distribution Enterprises, Inc. on February 1, 1994, shall include all employment with Devillier Donegan Enterprises, Inc. before February 1, 1994, that would constitute "Service" if such employment had been with the Corporation.

                                 SCHEDULE XVI


                 SPECIAL PROVISIONS APPLICABLE TO EMPLOYEES OF
                 ---------------------------------------------
                  CAPITAL CITIES/ABC VIDEO PRODUCTIONS, INC.
                  ------------------------------------------

     1. Effective June 1, 1994, Capital Cities/ABC Video Productions, Inc. adopted the Plan and became a part of the Company within the meaning of Section 1.01(l).

     2. The Service of each individual who is employed by Capital Cities/ABC Video Productions, Inc. on June 1, 1994, shall include all employment with DIC Animation City, Inc. and DIC Entertainment, L.P. before June 1, 1994, that would constitute "Service" if such employment had been with the Corporation.

                                 SCHEDULE XVII

        SPECIAL PROVISIONS APPLICABLE TO EMPLOYEES OF CREATIVE SPORTS,
        --------------------------------------------------------------
                   INC. AND CREATIVE POST AND TRANSFER, INC.
                   -----------------------------------------

     1. Creative Sports, Inc. and Creative Post and Transfer, Inc. have adopted the Plan, and shall become a part of the Company within the meaning of Section 1.01(l), effective January 1, 1995.

     2. The Service of each individual who is employed by Creative Sports, Inc. or Creative Post and Transfer, Inc. on January 1, 1995, shall include all employment with Creative Sports, Inc., Creative Post and Transfer, Inc., and Creative Production Services, Inc. before January 1, 1995, that would constitute "Service" if such employment had been with the Corporation.

                                SCHEDULE XVIII


            SPECIAL PROVISIONS APPLICABLE TO EMPLOYEES OF WORLDWIDE
            -------------------------------------------------------
                          TELEVISION NEWS CORPORATION
                          ---------------------------

     1. Worldwide Television News Corporation has adopted the Plan, and shall become a part of the Company within the meaning of Section 1.01(l), as of February 1, 1995.

     2. The Service of each individual who is employed by Worldwide Television News Corporation on February 1, 1995, shall include all employment with Worldwide Television News Corporation before February 1, 1995, that would constitute "Service" if such employment had been with the Corporation.

                                 SCHEDULE XIX


         TRANSITION RULES ADOPTED IN CONNECTION WITH THE JUNE 1, 1994
         ------------------------------------------------------------
                               PLAN RESTATEMENT
                               ----------------

     1. The restatement of the Plan as of June 1, 1994 (the "Restatement") shall not cause a Member's accrued benefit to be less on the date the Restatement was adopted (the "1994 Restatement Date") than it was immediately before the 1994 Restatement Date.

     2. If a Member had a nonforfeitable interest in his Matching Account on the day immediately preceding the 1994 Restatement Date, the Member shall thereafter be deemed to have a nonforfeitable interest in his Matching Account, notwithstanding the provisions of the Plan that became effective as of June 1, 1994.

     3. If a Member had completed at least three years of Service on the 1994 Restatement Date, whether the Member has completed at least five years of Service for purposes of Section 9.02(c)(1) shall be determined under the provisions of the Plan in effect on the 1994 Restatement Date or the provisions of the Plan in effect on the immediately preceding day, whichever produces the more favorable result for the Member.

                                  SCHEDULE XX


         SPECIAL PROVISIONS APPLICABLE TO EMPLOYEES OF SPORTSTICKER,
         -----------------------------------------------------------
                                     INC.
                                     ----

     1. SportsTicker, Inc. has adopted the Plan, and shall become a part of the Company within the meaning of Section 1.01(l), effective January 5, 1995.

     2. The Service of each individual who is employed by SportsTicker, Inc. on January 5, 1995, shall include all employment with SportsTicker, Inc., and SportsTicker Enterprises, L.P., a Delaware limited partnership, before January 5, 1995, that would constitute "Service" if such employment had been with the Corporation.

                                 SCHEDULE XXI


         SPECIAL PROVISIONS APPLICABLE TO EMPLOYEES OF WTVG, INC. AND
         ------------------------------------------------------------
                                  WJRT, INC.
                                  ----------

     1. WTVG, Inc. ("WTVG") and WJRT, Inc. ("WJRT") have adopted the Plan, and shall become a part of the Company within the meaning of Section 1.01(l), as of October 1, 1995.

     2. The Service of each individual who is employed by WTVG on October 1, 1995, shall include all employment with WTVG before October 1, 1995, that would constitute "Service" if such employment had been with the Corporation.

     3. The Service of each individual who is employed by WJRT on October 1, 1995, shall include all employment with WJRT before October 1, 1995, that would constitute "Service" if such employment had been with the Corporation.

     4. If on September 30, 1995, an individual then employed by WTVG had satisfied the requirements for eligibility to participate in the WTVG, Inc. Employees Savings & Retirement Plan, the individual shall be deemed to have satisfied the one year of Service requirement imposed by Section 2.01.

     5. If on September 30, 1995, an individual then employed by WJRT had satisfied the requirements for eligibility to participate in the WJRT 401(k) Plan & Trust, the individual shall be deemed to have satisfied the one year of Service requirement imposed by Section 2.01.

     6. On January 1, 1996, or as soon thereafter as practicable, the WTVG, Inc. Employees Savings & Retirement Plan shall be merged with and into the Plan. The Plan shall separately account for the portion of the Accounts of each Member or Beneficiary that is attributable to allocations made under the WTVG, Inc. Employees Savings & Retirement Plan before the merger (as adjusted to reflect subsequent investment experience). The terms on which a Member or Beneficiary is entitled to a withdrawal or distribution with respect to the portion of his Accounts that is attributable to such allocations under the WTVG, Inc. Employees Savings & Retirement Plan shall be governed by the provisions of that plan as in effect immediately before the merger into the Plan, which provisions are hereby incorporated by reference.

     7. On January 1, 1996, or as soon thereafter as practicable, the WJRT 401(k) Plan & Trust shall be merged with and into the Plan. The Plan shall separately account for the portion of the Accounts of each Member or Beneficiary that is attributable to allocations made under the WJRT 401(k) Plan & Trust before the merger (as adjusted to reflect subsequent investment experience).
The terms on which a Member or Beneficiary is entitled to a withdrawal or distribution with respect to the portion of his Accounts that is attributable to such allocations under the WTVG, Inc. Employees Savings & Retirement Plan shall be governed by the provisions of that plan as in effect immediately before the merger into the Plan, which provisions are hereby incorporated by reference.

     8. Notwithstanding paragraphs 6 and 7 of this Schedule, a Member or Beneficiary described in either of such paragraphs shall be entitled to elect any withdrawal or distribution option offered under the generally applicable provisions of the Plan with respect to the portion of his Accounts that is attributable to the WTVG, Inc. Employees Savings & Retirement Plan or the WJRT 401(k) Plan

& Trust (the "predecessor plan"), but only if the Member or Beneficiary complies with the provisions of the predecessor plan that, in accordance with paragraphs 6 and 7, govern the election of withdrawal and distribution options.

                                 SCHEDULE XXII


         SPECIAL PROVISIONS APPLICABLE TO EMPLOYEES OF INTERNATIONAL
         -----------------------------------------------------------
                              MEDICAL NEWS GROUP
                              ------------------

          Each Member who was employed by the International Medical News Group of Capital Cities Media, Inc. on January 26, 1996, shall be fully vested in his Account as of January 26, 1996.

                                SCHEDULE XXIII



                      MERGER WITH THE WALT DISNEY COMPANY
                      -----------------------------------


     1. This Schedule governs the disposition of the Capital Cities/ABC, Inc. Common Stock Fund and the treatment of each Member's Old Company Matching Account and Company Matching Account following the Merger. For purposes of this Schedule, the term "Capital Cities/ABC, Inc. Common Stock Fund" shall have the meaning given to that term by the Plan as in effect immediately before the Merger Date.

     2. Each Member with an interest in the Capital Cities/ABC, Inc. Common Stock Fund shall have the right to instruct the Trustee whether such Member wishes to make a Standard Election, a Stock Election, or a Cash Election for each share of Common Stock represented by the Member's interest in the Capital Cities/ABC, Inc. Common Stock Fund. The terms and conditions under which a Member may provide such an instruction to the Trustee shall be determined by the Trustee in its discretion. If a Member does not provide such an instruction to the Trustee in accordance with such terms and conditions, the Member's interest in the Capital Cities/ABC, Inc. Common Stock Fund shall be governed by the Cash Election. For purposes of this Schedule, the terms "Standard Election," "Stock Election," and "Cash Election" shall have the meanings given to them by the Amended and Restated Agreement and Plan of Reorganization, dated as of July 31, 1995 by and between The Walt Disney Company and the Corporation.

     3. The Trustee shall make a Standard Election, a Stock Election, and/or a Cash Election with respect to the shares of Common Stock in the Capital Cities/ABC, Inc. Common Stock Fund in accordance with the instructions it has received (or is deemed to have received) from Members in accordance with paragraph 2 of this Schedule.

     4. Any cash received by the Trustee as a result of the Merger in respect of the Member's interest in the Capital Cities/ABC, Inc. Common Stock Fund shall be transferred to the Fidelity Retirement Money Market Fund described in Section 7.03(a)(2) of the Plan (as in effect before April 1, 1998).

     5. Any Common Stock received by the Trustee as a result of the Merger in respect of the Member's interest in the Capital Cities/ABC, Inc. Common Stock Fund shall be held initially in The Walt Disney Company Common Stock Fund.

     6. Any cash and Common Stock received by the Trustee as a result of the Merger in respect of a Member's interest in the Capital Cities/ABC, Inc. Common Stock Fund shall be credited to the Member's Old Company Matching Account to the extent that the Member's interest in the Capital Cities/ABC, Inc. Common Stock Fund was credited to the Member's Company Matching Account immediately before the Merger.

     7. Any cash and Common Stock received by the Trustee as a result of the Merger in respect of a Member's interest in the Capital Cities/ABC, Inc. Common Stock Fund shall be credited to the Member's After-Tax Contribution Account or Pre-Tax Contribution Account to the extent that the Member's interest in the Capital Cities/ABC, Inc. Common Stock Fund was credited to the Member's After-Tax Contribution Account or Pre-Tax Contribution Account, as the case may be, immediately before the Merger.

     8. Changes in the allocation of amounts credited to a Member's Old Company Matching Account (adjusted to reflect subsequent investment experience) among the Investment Funds shall be governed by the provisions of Section 7.05 of the Plan.

     9. Notwithstanding any provision of the Plan to the contrary, Pre-Tax Contributions, After-Tax Contributions, and Rollover Contributions for the month preceding the month in which the Merger Date occurs, to the extent such contributions otherwise would have been allocated to the Capital Cities/ABC, Inc. Common Stock Fund, and all Company Matching Contributions for the month preceding the month in which the Merger Date occurs, shall be allocated to the Fidelity Retirement Money Market Fund described in Section 7.03(a)(2) of the Plan (as in effect before April 1, 1998). Changes in the allocation of such contributions (adjusted to reflect subsequent investment experience) shall be governed by the provisions of Section 7.05 of the Plan.

     10. Notwithstanding any provision of the Plan to the contrary, the Committee may suspend, curtail, or postpone certain Plan operations (including, but not limited to, distributions, withdrawals, and loans from the Plan) following approval of the Merger by the shareholders of the Company to the extent that the Committee determines that such action is necessary or appropriate to take into account the unavailability to the Plan of complete, accurate, and current information regarding Capital Cities/ABC, Inc. Common Stock Fund and The Walt Disney Company Common Stock Fund during the period following approval of the Merger by the shareholders of the Company.

                                 SCHEDULE XXIV


         SPECIAL PROVISIONS APPLICABLE TO EMPLOYEES WITH SERVICE FOR
          -----------------------------------------------------------
                            THE WALT DISNEY COMPANY
                            -----------------------


     1. Effective February 9, 1996 (the "Merger Date"), the Corporation was acquired by The Walt Disney Company.

     2. Notwithstanding any other provision of the Plan to the contrary, effective on and after the Merger Date, the Service of an Employee shall include all employment before the Merger Date with The Walt Disney Company or a related entity employment with which was or would have been required to be taken into account for vesting purposes under Section 411 of the Code and Section 203 of ERISA under a plan maintained by The Walt Disney Company (together, the "Disney Control Group"), but only if:

     (a) Such employment would constitute Service if it had been with the Corporation;

     (b) Such employment could not have been disregarded under Section 411(a)(4)(B) of the Code and Section 203(b)(1)(B) of ERISA (years in which an employee declines to contribute to a plan requiring employee contributions) under any plan maintained by the Disney Control Group; and

     (c) The Employee commences employment with the Company or an Affiliate on or after the Merger Date and either (i) was fully vested under a defined contribution plan maintained by the Disney Control Group on his last date of employment with the Disney Control Group or (ii) commences employment with the Company or an Affiliate no more than five years after his last date of employment with the Disney Control Group.

Compensation attributable to such employment shall not be taken into account in determining the Employee's Compensation, unless such compensation would be taken into account for that purpose without regard to this section 2.

                                 SCHEDULE XXV


         SPECIAL PROVISIONS APPLICABLE TO EMPLOYEES AFFECTED BY SALES
         ------------------------------------------------------------
                           OF PUBLISHING BUSINESSES
                           ------------------------


     1. Before May 9, 1997, certain subsidiaries and affiliates of the Corporation carried on certain publishing businesses. Between May 9 and September 24, 1997, stock in certain of those subsidiaries and affiliates (the "Publishing Businesses") was sold to certain purchasers (the "Purchasers"). None of the Purchasers was related to the Corporation. Each of the sales that affected Members of the Plan (the "Sales") and the closing date of the Sale is listed below:



     Transaction                                                                    Closing Date
     -----------                                                                    ------------

Sale of ABC Media, Inc. to Knight-Ridder, Inc.                                      May 9, 1997
Sale of NILS Holding Company to CCH Incorporated                                    July 31, 1997
Sale of Great Lakes Media, Inc. to 21st Century Newspapers Acquisition, Inc.        August 21, 1997
Sale of Legal Com of Delaware, Inc. to Dolan Media Company                          August 27, 1997
Sale of Institutional Investor, Inc. to Euromoney Publications PLC                  August 28, 1997
Sale of Chilton Holding Company, Inc., Hitchcock Holding Company, Inc. and
        Chilton Media, Inc. to Reed Elsevier, Inc.                                  September 3, 1997
Sale of Farm Progress Holding Company, Inc. to Rural Press (USA) Limited            September 5, 1997
Sale of Sutton Industries, Inc. and Pennypower of Kansas, Inc. to
     Harte-Hanks Communications, Inc.                                               September 24, 1997

     2. (a) Effective as of the closing date of each Sale (i) each Publishing Business sold in the Sale shall cease to be a participating employer in the Plan (if it ever was) and (ii) except to the extent provided in subsection (b) below, individuals employed by the Publishing Business shall cease to be eligible to participate in or to receive any additional allocations under the Plan (if he ever was or did).

     (b) Notwithstanding subsection (a) above, effective as of the closing date of the Sale to Dolan Media Company and the Sale to Rural Press (USA) Limited, the Account of each transferred employee who was eligible to participate in the Plan shall be credited with a matching contribution that is equal to the maximum matching contribution (half the maximum matching contribution in the case of the Sale to Dolan Media Company) to which he would have been entitled on account of contributions made after the closing date if he had remained employed by the Company or an Affiliate (whichever is appropriate) through February 9, 1998, based on expected earnings that the employee would have earned through such date as determined by the Committee. For this purpose, a "transferred employee" shall mean an employee of the Publishing Business on the closing date.

     3. Effective as of the closing date of each Sale (except the Sale to Knight-Ridder, Inc.), the Account balance (including any additional allocation based on section 2 above) of each Member (including an employee who would have satisfied the eligibility requirements to become a Member between the closing date and February 9, 1998) employed on the closing date by a Publishing Business sold in the Sale, and his beneficiary, shall be fully vested.

     4. (a) The Account balance of each Member employed on or before the closing date by a Publishing Business sold to Knight-Ridder, Inc. was transferred to the defined contribution plan specified in the sales agreement with Knight-Ridder, Inc., the relevant terms of which hereby are incorporated by reference, in a trustee-to-trustee transfer on August 30, 1997 (August 29, 1997, in the case of active employees). The transfers were carried out in the manner specified in the sales agreement. Consistent with Articles VII and VIII, the Company continued to administer each account until the date of the transfer. Consistent with Section 10.01, Members whose accounts were transferred were not allowed to obtain new loans from the Plan after the closing date. Outstanding loans were transferred along with other assets in the Accounts.

     (b) Consistent with Section 12.01, after the Sale to CCH Incorporated, each Member employed on the closing date by a Publishing Business sold in the Sale was permitted to make a direct rollover of his Account balance to the defined contribution plan specified in the sales agreement with CCH Incorporated, the relevant terms of which hereby are incorporated by reference, in the manner specified in that plan and the sales agreement.

     (c) Notwithstanding Section 10.11(a)(1), a Member employed on the closing date by a Publishing Business sold to 21st Century Newspapers Acquisition, Inc. shall not be considered in default on a loan from the Plan solely because his employment is terminated as a result of the Sale. Such a Member shall be permitted to repay any loan from the Plan by making direct payments to the Plan in the manner specified in Section 10.08.

     (d) The Account balance of each Member employed on or before the closing date by a Publishing Business sold to Dolan Media Company was transferred to the defined contribution plan specified in the sales agreement with Dolan Media Company, the relevant terms of which hereby are incorporated by reference, in a trustee-to-trustee transfer. The transfers were carried out in the manner specified in the sales agreement. Outstanding loans were transferred along with other assets in the Accounts.

     (e) The Account balance of each Member employed on or before the closing date by a Publishing Business sold to Euromoney Publications PLC was transferred to the defined contribution plan specified in the sales agreement with Euromoney Publications PLC, the relevant terms of which hereby are incorporated by reference, in a trustee-to-trustee transfer. The transfers were carried out in the manner specified in the sales agreement. Outstanding loans were transferred along with other assets in the Accounts.

     (f) Consistent with Section 12.01, after the Sale to Reed Elsevier, Inc., each Member employed on the closing date by a Publishing Business sold in the Sale was permitted to make a direct rollover of his Account balance to the defined contribution plan specified in the sales agreement with Reed Elsevier, Inc., the relevant terms of which hereby are incorporated by reference, in the manner specified in that plan and the sales agreement.

     (g) Consistent with Section 12.01, after the Sale to Rural Press (USA) Limited, each Member employed on the closing date by a Publishing Business sold in the Sale was permitted to make a direct rollover of his Account balance to the defined contribution plan specified in the sales agreement with Rural Press
(USA) Limited, the relevant terms of which hereby are incorporated by reference, in the manner specified in that plan and the sales agreement.

     (h) The Account balance of each Member employed on or before the closing date by a Publishing Business sold to Harte-Hanks Communications, Inc. was transferred to the defined contribution plan specified in the sales agreement with Harte-Hanks Communications, Inc., the relevant terms of which hereby are incorporated by reference, in a trustee-to-trustee transfer. The transfers were carried out in the manner specified in the sales agreement. Outstanding loans were transferred along with other assets in the Accounts.

                                 SCHEDULE XXVI


                      VOLUNTARY EMPLOYEE CONTRIBUTIONS TO
                      -----------------------------------
                            PUBLISHING PENSION PLAN
                            -----------------------


     1. Certain participants in the Fairchild Publications, Inc. Publishing Pension Plan (the "Publishing Plan") were permitted to make employee contributions under the provisions of Article 15 of the Publishing Plan as in effect up to and including March 31, 1990. Effective after March 31, 1990, no participants were permitted to make employee contributions to the Publishing Plan. Employee contributions to the Publishing Plan were invested in the "Voluntary Employee Contribution Fund." An individual account (the "Voluntary Employee Contribution Account") was maintained within the Voluntary Employee Contribution Fund in the name of each participant who had made employee contributions (the "Contributing Participants").

     2. Effective as of April 1, 1998, the Voluntary Employee Contribution Fund, including all of its constituent Voluntary Employee Contribution Accounts, shall be transferred to and made a part of the Plan. The Voluntary Employee Contribution Fund shall be allocated initially to the Fidelity Retirement Money Market Fund described in Section 7.03(a)(2) of the Plan (as in effect before April 1, 1998). After the transfer, amounts credited to each Employee's Voluntary Employee Contribution Account shall continue to be separately accounted for under the Plan. Except as otherwise specifically provided in this Schedule, such amounts shall be treated in the same manner as After-Tax Contributions for which no Company Matching Contributions are made, including, for example, for purposes of Article VII (Investments and Accounts) and Article XII (Distributions). Terms used in this Schedule that are not otherwise defined in the Plan and this Schedule shall have the same meaning as they do under the Publishing Plan.

     3.  Notwithstanding anything to the contrary in the Plan:

     (a) A Contributing Participant may, at any time before his Termination of Employment, elect to withdraw some or all of his Voluntary Employee Contributions, but not the amount of any earnings thereon, with payment thereof to be made in a single sum in cash within 60 days after the end of the month in which the Contributing Participant requests such withdrawal. Such election, to be effective, must be in writing and, if the Contributing Participant has a Spouse at the withdrawal date, must be consented to by his Spouse. A Spouse's consent to an election for a withdrawal must acknowledge the effect of the election (including the form in which the benefit is to be paid) and must be witnessed by a representative of the Plan or a notary public. Notwithstanding this consent requirement, an election by a Contributing Participant shall be deemed valid if he establishes to the satisfaction of the Committee that such written consent cannot be obtained because there is no Spouse or the Spouse cannot be located. A Spouse's consent made under this provision will not be valid with respect (i) to a Spouse other than the Spouse who signed the consent, or (ii) to a changed withdrawal date. A revocation of an election to a withdrawal may be made by a Contributing Participant without the consent of the Spouse at any time before the withdrawal is made. Notices of withdrawals of Voluntary Employee Contributions and Spouses' consents to such withdrawals shall be made in such form as the Committee shall specify.

     (b) Except as otherwise provided in subsection (c) or (d) below, and subject to Sections 12.05 and 12.07 of the Plan, the distribution of a Contributing Participant's Account Balance shall be made in the form of:

          (1) a Qualified Joint and Survivor Annuity if on the distribution commencement date the Contributing Participant is living and he has a Spouse,
          (2) a Life Annuity to the Contributing Participant if on the distribution commencement date he is living and does not have a Spouse,

          (3) a Life Annuity to the Surviving Spouse, if any, if the Contributing Participant is not living on the distribution commencement date, or

          (4) three annual cash installments to the Contributing Participant's Beneficiary if the Contributing Participant has died before the distribution commencement date and there is no Surviving Spouse.

Any form of payment described in paragraph (1), (2) or (3) shall be the Actuarial Equivalent of the Contributing Participant's Account Balance on the distribution commencement date. The amount of any installment payment pursuant to paragraph (4) above shall be equal to the total amount of the Account Balance then remaining to be paid divided by the remaining number of installments due (including the installment then to be paid).

     (c) A Contributing Participant (but not a Surviving Spouse) may elect to have distribution of his Account Balance made on the first day of any month following whichever is the later to occur of (i) his Termination of Employment or (ii) the 55th anniversary of his date of birth in one of the optional forms set forth in Section 7.4 of the Publishing Plan, rather than in the form set forth in subsection (b) above. The procedures for the election of such an optional form shall be as set forth in Article XII of the Plan, provided that an election by a Contributing Participant who has a Spouse shall be subject to the notice and consent requirements of Section 7.5 of the Publishing Plan. The optional forms of payment available under this subsection (c) shall be in addition to and not in lieu of any optional forms of payment available under
Article XII of the Plan.

     (d) The Surviving Spouse of a deceased Contributing Participant may elect to have distribution of the Contributing Participant's Account Balance made on the first day of any month following whichever is the later to occur of (i) the Contributing Participant's date of death or (ii) the 55th anniversary of his date of birth in one of the following Actuarial Equivalent alternative forms, rather than in the form set forth in subsection (b) above:

          (1) in the form of a single sum in cash; or

          (2) in the form of a Life Annuity with the provision that, in the event of the Spouse's death before receiving at least 120 monthly installments, payment of such benefit shall be continued to the beneficiary designated by the Spouse until a total of 120 monthly installments have been made to the Spouse and beneficiary combined.

The optional forms of payment available under this subsection (d) shall be in addition to and not in lieu of any optional forms of payment available under
Article XII of the Plan.

                                SCHEDULE XXVII


                          SCHEDULE OF EFFECTIVE DATES
                          ---------------------------


          This Schedule sets forth the effective dates (not otherwise specified in the Plan) of those provisions of the Plan that have been amended since March 24, 1989, to reflect changes in applicable law. Amendments to the Plan that are not identified in this Schedule (including amendments that are not legally required) shall be effective as of the dates set forth in the instruments adopting the amendments (including the last restatement of the Plan) or in the particular provisions of the Plan that are affected by the amendments, and otherwise as of April 1, 1998.


PROVISIONS ADDED OR AMENDED EFFECTIVE JANUARY 1, 1985
-----------------------------------------------------

Plan (S) 12.11(c)                  Minimum distribution provision amended to provide that
Code (S) 401(a)(9) &               a Member is considered to be a 5% owner if he was a 5%
IRS Notice 87-28                   owner at any time after the end of the year in which he
                                   reached age 65 1/2.

Plan (S) 9.03(b)                   Provision governing repayment of prior distributions
Code (S) 411(a)(7)(C) &            amended to provide that the repayment must be made
IRS Notice 87-28                   before the earlier of (i) the date on which the Member
                                   incurs a five-year break in service, and (ii) the fifth
                                   anniversary of the date on which the Member is re-hired.

Plan (S) 16.07(b)(4)               QDRO provisions amended to provide that an alternate
Code (S) 414(p)(10) &              payee may elect to receive a distribution at a time
IRS Notice 87-28                   when a distribution to the Member would be prohibited.


PROVISIONS ADDED OR AMENDED EFFECTIVE JANUARY 1, 1987
-----------------------------------------------------

Plan (S) 16.13                     Plan amended to state that it is intended to be a
Code (S) 401(a)(27)(B)             profit-sharing plan.

Plan (S) 1.01(i)                   Definition of "Internal Revenue Code" updated to
                                   refer to the 1986 Code.

Plan (S) 1.01(bb)                  Definition of "highly compensated employee" amended
Code (S) 414(q)                    to incorporate the new statutory definition in
                                   Section 414(q).

Plan (S) 6.01                      Limit on elective deferrals amended to incorporate
Code (S) 402(g)                    the new $7,000 limit.

Plan (S) 6.05                      Section 415 limits amended to reflect the fact that
Code (S) 415(c) &                  all employee after-tax contributions count as annual
IRS Notice 87-21                   additions, and to incorporate the statutory limits
                                   by


                                   reference.

Plan (S) 6.02                      Actual deferral percentage provisions amended to
Code (S) 401(k)(3)                 incorporate the reduced statutory deferral limits.

Plan (S) 6.03                      New section added to incorporate the contribution
Code (S) 401(m)                    percentage limit applicable to employee after-tax
                                   contributions and employer matching contributions.

Plan (S) 6.07(b)                   New section added to permit the return of elective
Code (S) 402(g)                    deferrals that exceed the $7,000 limit.

Plan (S) 6.07(c)(2)                New section added to permit recharacterization of
Code (S) 401(k)(8)(A)(ii) &        elective deferrals that exceed the actual deferral
Treas. Reg. (S) 1.401(k)-1(f)      percentage limit.

Plan (S) 6.07(c)(1)                New section added to permit distribution of elective
Code (S) 401(k)(8)(A)(i)           deferrals that exceed the actual deferral percentage
                                   limit.

Plan (S) 6.07(e)                   New section added to permit distribution of employee
Code (S) 401(m)(6)                 after-tax contributions and employer matching
                                   contributions that exceed the contribution
                                   percentage limit.

Plan (S) 5.08                      Provisions governing the withdrawal of after-tax
Code (S) 72(e)(8) &                contributions amended to reflect the pro-rata basis
IRS Notice 87-13                   recovery rule and the transition rule for pre-1987
                                   contributions.


PROVISIONS ADDED OR AMENDED EFFECTIVE DECEMBER 22, 1987
-------------------------------------------------------

Plan (S) 5.07                      Provision governing return of contributions amended to
ERISA (S) 403(c)(2)(B)             eliminate provision allowing the return of
Rev. Rul. 91-4                     contributions conditioned on the qualification of the
                                   Plan.


PROVISIONS ADDED OR AMENDED EFFECTIVE JANUARY 1, 1988
-----------------------------------------------------

Plan (S) 6.01                      Elective deferral limit amended to provide that a
Code (S) 401(a)(30)                Member's deferrals under the Plan, and under any other
                                   plan sponsored by a member of the controlled group, may
                                   not exceed $7,000 (indexed).

Plan (S) 6.07(b)                   Corrective provisions amended to provide that the Plan
Code (S) 401(a)(30)                will automatically distribute deferrals that exceed the
                                   limit specified in section 401(a)(30).


PROVISIONS ADDED OR AMENDED EFFECTIVE AUGUST 22, 1988
-----------------------------------------------------


Plan (S)(S) 11.04, 12.02           Distribution provisions amended to provide that if a
Code 411(a)(11) & Treas. Reg.      Member's vested account exceeds $3,500, he must receive
(S) 1.411(a)-11(c)(2)              a voluntary distribution notice 30-90 days before a
                                   distribution.


PROVISIONS ADDED OR AMENDED EFFECTIVE JANUARY 1, 1989
-----------------------------------------------------

Plan (S)(S) 1.01(o), 3.02          Definition of compensation amended to incorporate
Code (S) 401(a)(17)                the $200,000 limit.

Plan (S) 1.01(bb)                  Definition of highly compensated employee revised to
Code (S) 414(q)                    reflect the amendments made by the Tax Reform Act of
                                   1986.

Plan (S) 6.04                      New section added to preclude multiple use of the
Code (S) 401(m)(9) &  Treas.       alternative limit in the actual deferral percentage
Reg. (S) 1.401(m)-2                test and the actual contribution percentage test.

Plan (S) 6.07                      Section amended to clarify calculation of excess
Code (S) 401(k), 401(m)            contributions and excess aggregate contributions.

Plan (S) 12.11                     Minimum distribution rules amended to provide that
Code (S) 401(a)(9)                 distributions generally must commence by April 1
                                   following the year in which the Member reaches age
                                   70 1/2, even if the Member is still actively
                                   employed.

Plan (S) 11.03                     Hardship withdrawal provisions amended to provide
Treas. Reg. (S) 1.401(k)-1(d)      that Members may not withdraw post-1988 earnings on
                                   section 401(k) contributions.


PROVISIONS ADDED OR AMENDED EFFECTIVE JANUARY 1, 1990
-----------------------------------------------------

Plan Art. X                        Plan loan provisions amended to incorporate the
29 C.F.R. (S) 2550.408b-1          substantive rules in the final plan loan regulations.


PROVISIONS ADDED OR AMENDED EFFECTIVE JANUARY 1, 1993
-----------------------------------------------------

Plan (S) 12.12                     New section added to provide for the direct rollover of
Code (S) 401(a)(31)                eligible rollover distributions from the Plan to an
                                   eligible retirement plan.


PROVISIONS ADDED OR AMENDED EFFECTIVE AUGUST 5, 1993
----------------------------------------------------

Plan (S) 4.05(b)                   Definition of service amended to provide credit for family

29 C.F.R. (S) 825.215              and medical leave.


PROVISIONS ADDED OR AMENDED EFFECTIVE JANUARY 1, 1994
-----------------------------------------------------

Plan (S)(S) 1.01(o), 3.02          Definition of compensation amended to reflect the
Code (S) 401(a)(17)                reduction in the annual limit from $200,000 (indexed)
                                   to $150,000 (indexed).

Plan (S)(S) 11.04, 12.02(b)        Notice and consent provisions amended to provide that a
IRS Notice 93-26                   participant may elect to receive a distribution less
                                   than 30 days after he receives the applicable
                                   distribution notice.


PROVISIONS ADDED OR AMENDED EFFECTIVE JUNE 1, 1994
--------------------------------------------------

Plan (S) 7.03                      Participant-directed investment provisions amended
ERISA (S) 404(c) &                 to offer a wider range of investment options.
29 C.F.R. (S) 2550.404c-1

Plan (S) 7.04                      Provision governing changes in investment elections
ERISA (S) 404(c) &                 for future contributions amended to permit frequent
29 C.F.R. (S) 2550.404c-1          changes.

Plan (S) 7.05                      Provision governing transfer of funds between
ERISA (S) 404(c) &                 available investment options amended to permit
29 C.F.R. (S) 2550.404c-1          frequent transfers.

Plan (S) 11.03                     Hardship withdrawal provisions for section 401(k)
Treas. Reg. (S) 1.401(k)-1(d) &    contributions amended to incorporate the new
IRS Notice 88-127                  regulatory safe harbors.


PROVISIONS ADDED OR AMENDED EFFECTIVE FOR CALENDAR YEARS BEGINNING ON OR AFTER
------------------------------------------------------------------------------
JANUARY 1, 1997
---------------

Plan (S) 12.11                     Minimum distribution requirements amended to
Code (S) 401(a)(9)                 eliminate the requirement that distributions
                                   commence before an employee retires and make other
                                   related changes


PROVISIONS ADDED OR AMENDED EFFECTIVE FOR PLAN YEARS BEGINNING ON OR AFTER
--------------------------------------------------------------------------
JANUARY 1, 1997
---------------

Plan (S) 1.01(bb)                  Definition of highly compensated employee revised to
Code (S) 414(q)                    reflect the amendments made by the Small Business
                                   Job

                                   Protection Act of 1996.

Plan (S)(S) 1.01(bb), 3.02         Family aggregation rules eliminated.
Code (S)(S) 401(a)(17), 414(q)

Plan (S) 6.07                      Section amended to require allocation of excess
Code (S) 401(k)                    contributions among highly compensated employees
                                   based on the amount of each employee's elective
                                   contributions.

Plan (S) 6.07                      Section amended to require allocation of excess
Code (S) 401(m)                    aggregate contributions among highly compensated
                                   employees based on the amount of each employee's
                                   after-tax and matching contributions.
